UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Travelport Worldwide Limited

(Name of Registrant as Specified In Its Charter)

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Axis One, Axis Park
Langley, Berkshire, SL3 8AG, United Kingdom
April 25, 2018
To Our Shareholders:
You are cordially invited to attend the 2018 Annual General Meeting of Shareholders (the “Meeting”) of Travelport Worldwide Limited to be held at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, on June 27, 2018, at 2:00 p.m. Eastern Time.
The attached Notice of Annual General Meeting of Shareholders and Proxy Statement describes the business to be conducted at the Meeting and provides other information concerning our company of which you should be aware when you vote your shares.
Your vote is important to us. Whether or not you attend the Meeting, it is important that your shares be represented and voted at the Meeting.
On behalf of the Board of Directors and the employees of Travelport Worldwide Limited, we would like to thank you for being a shareholder and express our appreciation for your ongoing support of our company.
Sincerely,

Douglas M. Steenland Chairman of the Board	Gordon A. Wilson President and Chief Executive Officer

Travelport Worldwide Limited
Axis One, Axis Park
Langley, Berkshire, SL3 8AG, United Kingdom
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 27, 2018
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2018 Annual General Meeting of Shareholders (the “Meeting”) of Travelport Worldwide Limited (the “Company”) will be held at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, on June 27, 2018, at 2:00 p.m. Eastern Time, to consider and vote upon the following matters:
1.
To elect as directors the eight nominees named in the accompanying proxy statement, all of whom are currently serving on our Board of Directors, each to serve for a one-year term until the 2019 annual general meeting of shareholders or until his or her successor is elected or appointed, or until his or her office is otherwise vacated.

2.
To appoint Deloitte LLP as our independent auditors for the fiscal year ending December 31, 2018 and to authorize the Audit Committee of the Board of Directors to determine the independent auditors’ remuneration.

3.
To provide, on a non-binding advisory basis, approval of the compensation of our named executive officers.

4.
To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
At the Meeting, we also will present the consolidated financial statements and independent auditor’s report for the fiscal year ended December 31, 2017 and lay them before the shareholders in accordance with Bermuda law.
The Board of Directors of the Company has fixed the close of business on April 17, 2018 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom, the Company’s principal place of business.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 27, 2018:
THE COMPANY’S PROXY STATEMENT ON SCHEDULE 14A, FORM OF PROXY CARD AND
2017 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
www.proxyvote.com
By Order of the Board of Directors,
Rochelle J. Boas
Senior Vice President and Corporate Secretary
Dated: April 25, 2018

Proxy Statement	1
About the Annual General Meeting	1
Corporate Governance	5
Board of Directors	5
Biographical Information for Nominees	5
Board Composition	7
Director Independence	7
Board of Directors Meetings	7
Board Executive Sessions	7
Board Committees and Membership	8
Audit Committee	8
Compensation Committee	8
Nominating and Corporate Governance Committee	8
Director Nomination Procedures	8
Role of Our Board in Risk Oversight	9
Compensation Committee Interlocks and Insider Participation	9
Corporate Governance	9
Communications with Directors	10
Whistleblower Hotline	10
Limitations of Liability and Indemnification Matters	10
Executive Officers	11
Executive Compensation	13
Compensation Discussion and Analysis	13
Summary Compensation Table	26
Grants of Plan-Based Awards During 2017	28
Employment Agreements	29
Restrictive Covenants	30
Outstanding Equity Awards at 2017 Fiscal-Year End	31
Option Exercises and Stock Vested in 2017	32
Pension Benefits in 2017	32
Non-qualified Deferred Compensation in 2017	35
Potential Payments Upon Termination of Employment and/or Change in Control	35
Compensation of Directors	37
Pay Ratio Disclosure	39
Security Ownership of Certain Beneficial Owners and Management	40
Related Party Transactions	43
Report of the Audit Committee	44
Section 16(a) Beneficial Ownership Reporting Compliance	45
Shareholder Engagement	45
Proposals to Be Voted on at Meeting	46
Proposal No 1: Election of Directors	46
Proposal No 2: Appointment of Independent Auditors and Authorization of the Audit Committee of the Board to Determine the Independent Auditors’ Remuneration	47
Proposal No 3: Advisory Approval of the Compensation of our Named Executed Officers	49
Shareholder Proposals for 2019 Annual General Meeting	50
Additional Information	50
Appendix A: Reconciliations of Non-GAAP and GAAP Financial Measures and Definitions	A-1
i

Travelport Worldwide Limited
Axis One, Axis Park
Langley, Berkshire, SL3 8AG, United Kingdom
PROXY STATEMENT
April 25, 2018
ABOUT THE ANNUAL GENERAL MEETING
Why am I receiving these proxy materials?
The Board of Directors of Travelport Worldwide Limited (the “Company” or “Travelport”) is soliciting your vote at the 2018 Annual General Meeting of Shareholders, and any adjournment or postponement thereof  (the “Meeting”), to be held Wednesday, June 27, 2018 at 2:00 p.m. Eastern Time, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, for the purposes set forth in this Proxy Statement. On or about April 25, 2018, the Company will first mail to certain shareholders of record the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement online, or in the alternative, request a paper copy of the proxy materials and a proxy card, and also will first mail to certain other shareholders this Proxy Statement and proxy card.
What items will I be voting on and what are the Board’s voting recommendations?
Proposal	Board’s Voting Recommendation
No. 1: Election of Directors (see page 46)	“FOR” each nominee
No. 2: Appointment of Independent Auditors and Authorization of the Audit Committee to determine the Independent Auditors’ Remuneration (see page 47)	“FOR”
No. 3: Advisory Approval of the Compensation of our Named Executive Officers (see page 49)	“FOR”
Could other matters be decided at the Meeting?
The Board of Directors is not aware of any other matters to be brought before the Meeting. However, if any other matters properly come before the Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
How many votes do I have?
You will have one vote for every common share, par value $0.0025 each of the Company (the “Common Shares”), you owned as of the close of business on April 17, 2018 (the “Record Date”).
How many votes can be cast by all shareholders?
126,018,028 votes, consisting of one vote for each of the Company’s Common Shares that were issued and outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Shares vote together as a single class.
How many votes must be present to hold the Meeting?
Two or more persons representing in person or by proxy in excess of 50% of the total issued and outstanding Common Shares entitled to vote at the Meeting, or 63,009,015 votes, must be present, at the start of the Meeting, in person or by proxy, to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

How many votes are required to elect directors and adopt the other proposals?
Proposal	Vote Requirement	Impact of Abstentions
No. 1: Election of Directors	Directors are elected by a plurality of the votes cast. The eight nominees receiving the most votes, up to the number of directors to be elected, shall be elected as directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such directors.	Not counted as votes cast “for” or “against” and will have no effect on the outcome
No. 2: Appointment of Independent Auditors and Authorization of the Audit Committee to Determine the Independent Auditors’ Remuneration	Majority of the votes cast of the Common Shares present, in person or by proxy, and entitled to vote	Not counted as votes cast “for” or “against” and will have no effect on the outcome
No. 3: Advisory Approval of the Compensation of our Named Executive Officers	Majority of the votes cast of the Common Shares present, in person or by proxy, and entitled to vote	Not counted as votes cast “for” or “against” and will have no effect on the outcome
A broker non-vote occurs when a broker does not have discretion to vote on a particular proposal and the broker has not received instructions from the beneficial owner of the Common Shares as to how to vote on such proposal. If you hold your Common Shares in “street name” and do not provide voting instructions to your broker within the required time frame before the Meeting, your Common Shares will not be voted by the broker for Proposal Nos. 1 or 3 but the broker will have the discretion to vote your Common Shares on Proposal No. 2. As a result, broker non-votes will have no effect on the outcome of Proposal Nos. 1 or 3.
Why did certain shareholders receive in the mail a one-page notice regarding Internet availability of this Proxy Statement rather than a printed copy?
We are sending to a portion of our shareholders a notice containing instructions on how to access this Proxy Statement online, as permitted by the Securities and Exchange Commission (“SEC”) rules. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of this Proxy Statement in the mail. Instructions on how to access this Proxy Statement over the Internet or how to obtain printed copies, if you prefer, are set forth in such Notice.
How do I vote?
You should submit your proxy or voting instructions as soon as possible. If you received or requested printed copies of the proxy materials by mail, the materials will include a proxy card, for registered shareholders (that is, if you hold your Common Shares directly in your name through our transfer agent), or a vote instruction form (“VIF”) for beneficial owners (if your shares are held in “street name” such as in a stock brokerage account, by a bank or other nominee). Whether you are a registered shareholder or hold any of your Common Shares in “street name,” you may complete the submission of your proxy or vote in the following ways:

By Phone	By Internet	By Mail	In Person
If you received or requested printed copies of the proxy materials by mail, in the U.S. or Canada, vote by dialing the number on the proxy card/VIF	Follow the instructions included on the proxy card/VIF or Notice of Internet Availability	If you received or requested printed copies of the proxy materials by mail, vote by marking, dating and signing the proxy card or VIF and returning it promptly in the envelope provided	Attend the Meeting and vote in person. If you hold any Common Shares in “street name,” you may not vote in person unless you bring with you a legal proxy from the organization that holds your Common Shares
In all cases, the deadline for submission of your proxy by telephone or via the Internet is 11:59 p.m., Eastern Time, on June 26, 2018.
Can I change my vote?
Yes. You may revoke your proxy at any time prior to the voting at the Meeting if, in accordance with the submission of your proxy and voting procedures described above, you:
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complete the submission of your proxy again (including by phone or Internet by the applicable deadline);

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complete, sign, date and return a new proxy card or VIF with a later date;

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give timely written notice of such revocation to our Corporate Secretary at Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom; or

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attend the Meeting and vote in person.

What if I do not vote for some of the proposals?
Common Shares represented by proxies received by the Company (whether through the return of a proxy card or VIF) that do not contain voting instructions, or if you complete the submission of your proxy by telephone or electronically via the Internet without indicating how you want to vote, your Common Shares will be voted:
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“FOR” the election of all eight nominees for the Board of Directors (Proposal No. 1);

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“FOR” the appointment of independent auditors and authorization of the Audit Committee to determine their remuneration (Proposal No. 2); and

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“FOR” the proposal regarding advisory approval of the compensation of our Named Executive Officers (Proposal No. 3).

Do I need a ticket to attend the Meeting?
Yes. Admission will be by ticket only. Admission to the Meeting will be expedited if tickets are obtained in advance.
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Registered shareholders: bring the bottom portion of the proxy card enclosed with this Proxy Statement (or obtained via the Internet) as your Meeting ticket. Notices will not be accepted as a Meeting ticket.

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Beneficial owners: if you own Common Shares through an intermediary, such as a bank or broker, request tickets in writing from our Corporate Secretary at Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom. Please include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding your Common Shares, confirming beneficial ownership as of the Record Date.

•
Shareholders without advance tickets: shareholders who do not obtain tickets in advance may obtain tickets on the Meeting date at the registration desk upon verifying their share ownership as of the Record Date.

Attendance at the Meeting will be limited to shareholders as of the Record Date, their authorized representatives and guests of the Company. Tickets may be issued to others at the discretion of the Company. In accordance with the Company’s security procedures, all persons attending the Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Cameras and recording devices will not be permitted at the Meeting.
How can I find the voting results of the Meeting?
Voting results will be tallied by the inspector of election. The Company will report the final results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Meeting.
How can I access the Company’s proxy materials and annual report electronically?
This Proxy Statement and the Company’s 2017 Annual Report on Form 10-K may be viewed online at www.proxyvote.com. If you are a shareholder of record, you can elect to receive future annual reports and proxy statements electronically by following the instructions provided if you vote via the Internet or by telephone or by enrolling through the transfer agent’s website at www.amstock.com. If you choose this option, you will receive a proxy form in April 2019 listing the website locations where proxy materials will be posted and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your Common Shares through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.
How does a shareholder nominate someone to be a director?
Director nominations may be made by a shareholder so long as the shareholder follows the procedures outlined in the Company’s bye-laws. Pursuant to our bye-laws, for a nomination to be made by a shareholder, such shareholder must have given the proper notice within the specific time limits set forth in the relevant provision therein. For the 2019 annual general meeting, the Company must receive this notice not less than 90 days nor more than 120 days before the anniversary of the 2018 annual general meeting, or in the event the 2019 annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than the close of business on the tenth day following the earlier of the date on which notice of the 2019 annual general meeting was posted to shareholders or the date on which public disclosure of the date of the 2019 annual general meeting was made. Such notice and nomination should be submitted in writing to the Corporate Secretary of the Company and should include the information required for shareholder nominations set forth in the Company’s bye-laws.
A copy of the Company’s bye-laws, including the provision describing the procedure for shareholder nominations may be accessed in the “Investor Center — Governance” section of the Company’s website at www.travelport.com. Nothing contained in any section of the Company’s website is incorporated by reference into this Proxy Statement.

CORPORATE GOVERNANCE
Board of Directors
Our Board of Directors (the “Board”) currently consists of eight members. Each of the directors elected at the Meeting will serve for a term of one year expiring at the 2019 annual general meeting of shareholders and until his or her successor is duly elected or appointed or until his or her office is otherwise vacated. The name of each present director, his or her position with the Company and principal occupations and directorships held with other public companies during the past five years are set forth below. In addition to the information presented below regarding each director’s experience, skills and attributes that contribute to the effectiveness of the Board as a whole, each director possesses valuable business management and leadership experience, demonstrates an ability to exercise sound judgment and business acumen and brings unique perspective to the Board.
The following table sets forth information about our director nominees as of April 20, 2018.
Name	Age	Position
Gordon A. Wilson	51	President and Chief Executive Officer, Director
Douglas M. Steenland	66	Chairman of the Board
Elizabeth L. Buse	57	Director
Steven R. Chambers	59	Director
Michael J. Durham	67	Director
Scott E. Forbes	60	Director
Douglas A. Hacker	62	Director
John B. Smith	60	Director
Biographical Information for Nominees
Gordon A. Wilson.   Mr. Wilson has served as our President and Chief Executive Officer (“CEO”), as well as a member of our Board, since June 2011. Mr. Wilson is chairman of the Board of Directors of eNett International (Jersey) Limited (“eNett”), our majority-owned subsidiary, since April 2016. Mr. Wilson served as our Deputy Chief Executive Officer from November 2009 until June 2011 and as President and Chief Executive Officer of Travelport’s Global Distribution System (GDS) business (which included the Airline IT Solutions business) since January 2007. Mr. Wilson has 29 years of experience in the electronic travel distribution and airline IT industry. Prior to the acquisition of Worldspan, Mr. Wilson served as President and Chief Executive Officer of Galileo. Mr. Wilson was Chief Executive Officer of business-to-business (B2B) International Markets for Cendant’s Travel Distribution Services Division from July 2005 to August 2006 and for Travelport’s B2B International Markets from August 2006 to December 2006, as well as Executive Vice President of International Markets from 2003 to 2005. From 2002 to 2003, Mr. Wilson was Managing Director of Galileo EMEA and Asia Pacific. From 2000 to 2002, Mr. Wilson was Vice President of Galileo EMEA. Mr. Wilson also served as Vice President of Global Customer Delivery based in Denver, Colorado, General Manager of Galileo Southern Africa based in Johannesburg, General Manager of Galileo Portugal and Spain based in Lisbon, and General Manager of Airline Sales and Marketing based in the United Kingdom. Prior to joining Galileo International in 1991, Mr. Wilson held a number of positions in the European airline and chemical industries. Mr. Wilson was selected to serve on our Board because of the leadership skills, strategic guidance and experience he brings as our President and Chief Executive Officer and operational expertise from his prior experience in the industry.
Douglas M. Steenland.   Mr. Steenland has served as Chairman of our Board since May 2013 and as Chairman of our Nominating and Corporate Governance Committee since our initial public offering in September 2014 (“IPO”). Mr. Steenland served as a member of our Audit Committee from August 2011 until March 2014 and our Compensation Committee from August 2011 until our IPO. Mr. Steenland served as our Vice Chairman from August 2011 until May 2013. Mr. Steenland is chairman of the boards of directors of American International Group, Inc. and Performance Food Company and a member of the board of directors of Hilton Worldwide Holdings Inc., each a New York Stock Exchange (“NYSE”)-listed company. Mr. Steenland previously held numerous executive roles during seventeen years with Northwest Airlines Corporation, most recently as President and Chief Executive Officer, from October 2004 until its merger with Delta Air Lines Inc. in October 2008. In the past ten years, Mr. Steenland has also served as a director of Northwest Airlines Corporation and Delta Air Lines, Inc. Mr. Steenland was selected to serve on our Board because of his industry expertise, strategic guidance and experience as a member of the boards of directors of other companies.
Elizabeth L. Buse.   Ms. Buse has been a member of our Board and a member of our Nominating and Corporate Governance Committee since our IPO and a member of our Compensation Committee since March 2017. Ms. Buse also serves on the board of directors of eNett, our majority-owned subsidiary, since March 2016. Ms. Buse was Chief Executive Officer of Monitise PLC from March 2015 until September 2015. From June 2014 until March 2015, Ms. Buse was Co-Chief Executive Officer of Monitise. Before joining Monitise, Ms. Buse held numerous executive roles during her sixteen years with Visa, Inc., most recently as Executive Vice President and Global Executive focusing on Solutions. Ms. Buse previously served on the board of directors of Monitise PLC. Ms. Buse was selected to serve on our Board because of her payments industry expertise and experience as a member of the boards of directors of other public and private companies.
Steven R. Chambers.   Mr. Chambers has been a member of our Board since April 2015 and a member of our Compensation Committee since June 2015. From 2005 to 2014, Mr. Chambers was Executive Vice President and Chief Information Officer of Visa Europe Ltd. where he was responsible for the development and delivery of the organization’s IT systems (including the transaction processing operations). Mr. Chambers has spent most of his professional career in the payments business. Prior to Visa Europe, Mr. Chambers held various positions with ACI Worldwide, Inc., First Data Resources and Electronic Data Systems Corporation. Mr. Chambers was selected to serve on our Board because of his technology industry expertise.
Michael J. Durham.   Mr. Durham has been a member of our Board and chairman of our Audit Committee since our IPO. From 2000 to 2012, Mr. Durham was President and Chief Executive Officer of Cognizant Associates, a consulting company he founded. Before founding Cognizant, he served as Director, President and Chief Executive Officer of The Sabre Group. He held those positions from October 1996 until October 1999. Prior to that, Mr. Durham worked at AMR Corp./American Airlines, serving as Senior Vice President and Treasurer of AMR Corporation and Senior Vice President of Finance and Chief Financial Officer of American Airlines until he assumed the position of President of Sabre. During the preceding years, Mr. Durham served on the boards of directors of numerous publicly traded and privately held companies. Mr. Durham currently serves on the Board of Laureate Education, Inc., a Nasdaq-listed company. Mr. Durham was selected to serve on our Board because of his financial and industry expertise and experience as a member of other boards of directors.
Scott E. Forbes.   Mr. Forbes has been a member of our Board and our Audit Committee since July 2016. Mr. Forbes has over 35 years of operations, finance and online experience across a range of industry sectors. Mr. Forbes currently serves as chairman of two London Stock Exchange-listed companies: Ascential plc, an international business to business media company, and Rightmove Group plc, the UK’s leading property website. Mr. Forbes also serves as chairman of Cars.com, Inc. an online automobile advertising company listed on the NYSE, and chairman of the Innasol Group Limited, a leading UK renewable energy company, and was previously Chairman of Orbitz Worldwide, Inc., one of the world’s largest online travel agencies, until its sale to Expedia in September 2015. Before that, Mr. Forbes spent 15 years at Cendant Corporation, which was formerly the largest provider of travel and residential property services worldwide. While at Cendant Corporation, Mr. Forbes held a number of senior executive roles including Group Managing Director of Cendant Europe, Middle East, Africa and Asia. Mr. Forbes was selected to serve on our Board because of his financial and industry experience and experience as a member and chairman of other boards of directors.
Douglas A. Hacker.   Mr. Hacker has been a member of our Board, chairman of our Compensation Committee and a member of our Audit Committee since our IPO. Mr. Hacker served as Executive Vice President, Strategy of UAL Corporation from 2002 to 2006 and as President of UAL Loyalty Services from 2001 to 2002. Prior to that, Mr. Hacker served as Chief Financial Officer of United Airlines from 1994 to

2001. Mr. Hacker is currently an independent business executive and, as such, he serves on the boards of directors of the public entities of Aircastle Limited, Columbia Mutual Funds and SpartanNash Company. Mr. Hacker previously served on the board of directors of SeaCube Container Leasing Ltd. Mr. Hacker was selected to serve on our Board because of his industry expertise and experience as a member of other boards of directors of other public and private companies.
John B. Smith.   Mr. Smith has been a member of our Board and our Nominating and Corporate Governance Committee since March 2017. Mr. Smith has over 25 years’ experience in consumer businesses, most recently as Chief Operating Officer of Burberry Group PLC. Mr. Smith also spent 23 years at the British Broadcasting Corporation (BBC). Mr. Smith was Chief Executive of the BBC’s commercial arm, BBC Worldwide from 2004 to 2012 and, prior to that, held a variety of positions, including Chief Operating Officer and Director of Finance, Property & Business Affairs. Mr. Smith currently serves as a director of Superdry Plc and previously served as a director of Burberry and a non-executive director of Severn Trent plc and Vickers PLC, as well as on the Accounting Standards Board from 2001 to 2004. Mr. Smith was selected to serve on our Board because of his industry experience and experience as a member of other boards of directors.
Board Composition
Our Board currently consists of eight directors. Our bye-laws provide that our Board shall consist of such number of directors being not less than two directors and not more than fifteen directors as the Board may from time to time determine. The authorized number of directors may be changed by resolution of our Board. Vacancies on our Board can be filled by resolution of our Board. Each director elected to the Board serves a one-year term, ending at the next annual general meeting or until his or her successor is elected or appointed or their office is otherwise vacated.
Director Independence
To determine director independence, our Board reviews commercial and charitable relationships of each director to evaluate such director’s independence in accordance with the listing standards of the NYSE and pursuant to our own director independence criteria. In conducting its review, the Board considers a number of factors, including the director’s and his or her family members’ relationships with the Company and its subsidiaries, affiliates, executive officers and auditors and his or her relationships with foundations, universities and other non-profit organizations to which we have made a certain level of contributions during the past three years.
After evaluating the factors described above, the Board has affirmatively determined that all of our current directors other than Mr. Wilson are independent in accordance with NYSE corporate governance listing standards and our own director independence criteria.
We also maintain an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and all of the directors serving on these committees are independent based upon NYSE corporate governance listing standards and our own director independence criteria.
Board of Directors Meetings
Our Board held four in-person and one telephonic meetings during 2017. In 2017, all directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served. We expect all directors to attend each regularly scheduled Board meeting. Attendance of our directors at the Company’s annual general meeting of shareholders is strongly encouraged, and our goal is for a representative of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to be present at each annual general meeting. The 2017 annual general meeting of shareholders was attended by each member of our Board, including the chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
Board Executive Sessions
The non-management directors of the Board regularly meet alone without any members of management being present. Our Chairman, Mr. Steenland, presides at these executive sessions.

Board Committees and Membership
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter of each committee is available, free of charge, on our website at www.travelport.com under “Investor Center—Governance—Committee Charters.”
Audit Committee
The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls, including those under Sarbanes-Oxley. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Our Audit Committee is also responsible for the review, approval or ratification of  “related-person transactions” between us or our subsidiaries and related persons. See “Related Party Transactions—Review, Approval or Ratification of Related Person Transactions.”
The current composition of the Audit Committee is Michael Durham, Scott Forbes and Douglas Hacker, with Michael Durham serving as the chairman.
The Board has determined that Michael Durham and Douglas Hacker qualify as “audit committee financial experts” as defined under applicable SEC rules and also meet the criteria for independence of audit committee members set forth in Rule 10A-3(b)(i) of the Securities Exchange Act of 1934 (the “Exchange Act”).
Compensation Committee
The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity based compensation for our directors, officers, employees and consultants and administers our equity incentive plans. Our Compensation Committee also oversees our corporate compensation programs.
The current composition of the Compensation Committee is Douglas Hacker, Elizabeth Buse and Steven Chambers, with Douglas Hacker serving as the chairman.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.
The current composition of the Nominating and Corporate Governance Committee is Douglas Steenland, Elizabeth Buse and John Smith, with Douglas Steenland serving as the chairman.
Director Nomination Procedures
The Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of members of the Board. Nominees for director positions are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to the duties associated with being a member of the Board.
The Nominating and Corporate Governance Committee will consider written proposals from shareholders for candidates to be nominees for director positions. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. Any such proposal should be submitted to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary of the Company, at Travelport Worldwide Limited, Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom and should include the following: (a) the name of the shareholder and evidence of such shareholder’s beneficial ownership of Common Shares, including the number of Common Shares beneficially owned and the length of time of such beneficial ownership; and (b) the name of the candidate, such candidate’s resume or a listing of his or her qualifications to be a director of the Company and such candidate’s consent to be named as a director, if selected by the Nominating and Corporate Governance Committee, nominated by the Board and elected. The written proposal should be submitted in the time frame and consistent with the requirements described in the bye-laws of the Company and under the caption “Shareholder Proposals for 2019 Annual General Meeting” below.
The process for identifying and evaluating candidates to be nominated to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm which would help the Board to identify candidates. These candidates are evaluated by the Nominating and Corporate Governance Committee by reviewing such candidates’ biographical information and qualifications and checking the candidates’ references. Qualified candidates are interviewed by at least one member of the Nominating and Corporate Governance Committee. Using the input from this interview and other information, the Nominating and Corporate Governance Committee evaluates whether the candidate is qualified to serve as a director and whether the Nominating and Corporate Governance Committee should recommend to the Board that the Board nominate the candidate or appoint the candidate to fill a vacancy on the Board. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for appointment to fill a vacancy. The Nominating and Corporate Governance Committee expects that a similar evaluation process will be used to evaluate candidates to be nominees for director positions recommended by shareholders. However, to date, we have not received any shareholder proposal to nominate a director.
Role of Our Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements and review with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies and system in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. Our Compensation Committee is responsible for assessing and monitoring whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is comprised entirely of independent directors and administers our executive compensation policies and programs. None of the members of our Compensation Committee were officers or employees of the Company or any of our subsidiaries or had any relationships requiring disclosure by us under Item 404 of the SEC’s Regulation S-K during 2017 or before.
Corporate Governance
We have a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. In addition, we have a Code of Ethics for Senior Managers. Our Code of Business Conduct and

Ethics and Code of Ethics for Senior Managers can be accessed on our website at www.travelport.com. Amendments to, and waivers from, the Code of Business Conduct and Ethics and the Code of Ethics for Senior Managers will be posted on our website.
The purpose of our codes is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers and directors.
We have also posted current copies of our Corporate Governance Guidelines and Committee charters on the “Investor Center—Governance” section of our website at www.travelport.com.
You may also obtain copies of these materials for free by writing to our Corporate Secretary at: Travelport Worldwide Limited, Attention: Corporate Secretary, Axis One, Axis Park, Langley, Berkshire SL3 8AG, United Kingdom.
Communications with Directors
If a shareholder or any interested party has any concern, question or complaint regarding any accounting, auditing or internal controls matter, any issues arising under the Code of Business Conduct and Ethics or the Code of Ethics for Senior Managers, or any other matter that he or she wishes to communicate with the Board, the non-management directors as a group or any individual director, the shareholder or interested party may write to any of these groups or individuals at c/o Travelport Worldwide Limited, Attention: Chairman, Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom. Our Chairman will relay the communication to the full Board, director group or individual director, as appropriate. From time to time, the Board may change the process for shareholder communication with the Board or its members. You should refer to the “Investor Center—Governance” section of our website at www.travelport.com for any changes in this process.
Whistleblower Hotline
The Board has established a means for employees, customers, suppliers, shareholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Code of Business Conduct and Ethics or other matters. Any employee, shareholder or other interested party may call the Integrity Line and submit a report. The Integrity Line is operational 24 hours a day, seven days a week. Information on our Integrity Line is available in our Code of Business Conduct and Ethics, which is available on the “Investor Center—Governance” section of our website at www.travelport.com.
Limitations of Liability and Indemnification Matters
Section 98 of the Companies Act 1981, as amended, of Bermuda provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
We have adopted provisions in our bye-laws that provide that we will indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ insurance policy for such a purpose.
In addition, we and one or more of our subsidiaries have entered into agreements that indemnify our directors, executive officers and certain other employees. Such agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as our directors and executive officers.
As of the date of this Proxy Statement, we are not aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted, nor are we aware of any threatened litigation or proceeding that might result in a claim for indemnification.
Executive Officers
The following table sets forth information about our executive officers as of April 20, 2018. All executive officers are appointed annually by the Board. Each executive officer is appointed by the Board to hold office at the discretion of the Board and may be removed at any time by the Board with or without cause.
Name	Age	Position
Gordon A. Wilson	51	President and Chief Executive Officer, Director
Bernard Bot	52	Executive Vice President and Chief Financial Officer
Stephen Shurrock	47	Executive Vice President and Chief Commercial Officer
Matthew Minetola	55	Executive Vice President and Global Chief Information Officer
Robert Bailey	53	Executive Vice President and Chief Strategy Officer
Margaret K. Cassidy	58	Executive Vice President and General Counsel
Rosemary Thomson	49	Executive Vice President and Chief Human Resources Officer
Biographical information for our President and Chief Executive Officer is set forth above under “Board of Directors—Biographical Information for Nominees.” Biographical information for all other present executive officers is set forth below.
Bernard Bot.   Mr. Bot is our Executive Vice President and Chief Financial Officer and is responsible for all aspects of finance and accounting, internal control, decision support and financial planning and analysis globally. Prior to joining Travelport in January 2016, Mr. Bot served as Chief Financial Officer and member of the board of directors of Aer Lingus plc, Ireland’s national airline, from September 2014 until October 2015. Before joining Aer Lingus, Mr. Bot served as Chief Financial Officer and member of the board of directors of TNT Express N.V., the international courier company listed on NYSE Euronext Amsterdam, from May 2011 until June 2014. From August 2010 until April 2011, Mr. Bot served as Chief Financial Officer and member of the board of directors of TNT N.V. Mr. Bot’s early career was spent with global management consulting firm, McKinsey & Company, where he spent twelve years, latterly as partner.
Stephen Shurrock.   Mr. Shurrock has served as our Executive Vice President and Chief Commercial Officer since January 2016 with global responsibility for sales, customer engagement, marketing, product strategy, pricing, supplier services/content, customer support and market research. Previously, Mr. Shurrock was Chief Executive Officer of the Consumer Division of Telefonica, one the largest communications companies in the world, from September 2014 to December 2015, where Mr. Shurrock was responsible for both the consumer business and digital divisions globally. Mr. Shurrock’s prior roles with Telefonica include Chief Executive Officer of O2 Ireland and Chief Executive Officer of Telefonica’s New Digital Business and Innovation division. Before joining Telefonica/O2 in 2001, Mr. Shurrock was Chief Financial Officer of UK-based web portal Excite.

Matthew Minetola.   Mr. Minetola is our Executive Vice President and Global Chief Information Officer, with responsibility for leading our Technology organization and the technical delivery of our Travel Commerce Platform. Before joining Travelport in December 2014, Mr. Minetola gained extensive experience in the hardware, software and banking industries over a 30 year period, holding a number of senior, IT leadership roles in various high profile global organizations. Prior to Travelport, Mr. Minetola most recently worked for HP where he spent over 14 years in various global roles, including serving as Chief Information Officer for their financial services business and also spending three years leading the technology organization for their print business. Mr. Minetola was also Senior Vice President of Information Services for Bank One/ First USA Bank — Chase Card Services where he was responsible for driving the bank’s international expansion, leading their distributed computing organization and strategy and overseeing the technology organization of Bank One’s/Chase Internet bank. Earlier in his career, Mr. Minetola was Vice President of Corporate Technology at Advanta Corporation and Director of Worldwide Distributed Processing at Dun and Bradstreet.
Robert Bailey. Mr. Bailey joined as our Executive Vice President and Chief Strategy Officer in March 2018 and is responsible for our five-year and annual business plans, new business development, strategic alliances and leading the evolution and implementation of further transformation in the business. From 2015 until he joined Travelport, Mr. Bailey was the Founder and Director of Linkswood Group Pte Ltd, a specialist profession services practice focused on the global travel and technology sector. From 2008 to 2015, Mr. Bailey was the President and CEO of the Asia-Pacific GDS company, Abacus International Pte Ltd, based in Singapore and majority owned by a consortium of Asian airlines. Mr. Bailey’s other roles have included executive positions in ITSMA, a technology and services marketing firm, SITA, an IT and telecommunications business serving the airline and airport sector and Galileo International, a forerunner of the current Travelport, where he held a number of commercial management roles, including Managing Director of Galileo Switzerland and Director, Sales and Marketing Organizations Europe.
Margaret K. Cassidy.   Ms. Cassidy became our Executive Vice President and General Counsel in July 2017, with responsibility for our legal, compliance and ethics and corporate secretarial functions. Ms. Cassidy previously served as our Group Vice President-Legal, where she managed legal issues related to commercial subscriber and supplier matters for Travelport’s Americas region. She also oversaw Travelport Digital and Hospitality legal matters globally, along with managing issues relating to antitrust, licensing, litigation and other legal and regulatory matters. Ms. Cassidy joined our predecessor, Worldspan, and served as Vice President, Associate General Counsel. Prior to joining the company, Ms. Cassidy was an associate with Alston & Bird LLP.
Rosemary Thomson.   Ms. Thomson joined as our Executive Vice President and Chief Human Resources Officer in December 2016, with overall responsibility for driving our global HR strategy and program. Ms. Thomson has lived and worked across Asia Pacific, the U.S. and Europe. Before joining Travelport, Ms. Thomson held a number of senior HR roles in high profile, global organizations, including some of the world’s biggest brands. Most recently, Ms. Thomson worked for Barclays Bank PLC, as HR Director for Barclaycard, and before that, Ms. Thomson spent the majority of her earlier career with The Coca-Cola Company, The Walt Disney Company and IBM. In particular, Ms. Thomson has extensive experience in M&A, structural transformation, talent management, culture and leadership.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “Named Executive Officers,” who consist of our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers. For fiscal year 2017, our Named Executive Officers were:
•
Gordon A. Wilson, our President and Chief Executive Officer;

•
Bernard Bot, our Executive Vice President and Chief Financial Officer;

•
Stephen Shurrock, our Executive Vice President and Chief Commercial Officer;

•
Matthew Minetola, our Executive Vice President and Chief Information Officer; and

•
Margaret K. Cassidy, our Executive Vice President and General Counsel.

Business and Operating Results for 2017
In 2017, we continued to execute against our strategic objectives. Our financial and operational results for 2017 include:
•
Solid financial performance, including:

•
Net revenue increased 4% to $2.45 billion, primarily due to growth in Travel Commerce Platform revenue;

•
Operating income increased 43% to $286 million, net income increased $125 million to $140 million and income per share (diluted) increased $1.00 to $1.13;

•
Net cash provided by operating activities increased 6% to $318 million;

•
Adjusted EBITDA increased 3% to $590 million; Adjusted Operating Income increased 3% to $352 million; Adjusted Net Income increased 17% to $181 million; and Adjusted Income per Share (diluted) increased 17% to $1.44; and

•
Free Cash Flow increased 4% to $200 million.

•
Steady and progressive execution of strategic objectives through:

•
Broadening and expanding our travel content;

•
Signing and on-boarding record levels of new business, notably in the online travel sector and across multiple geographies;

•
Double-digit growth in Beyond Air, driven by good progress in hotel, car, mobile and commercial payments (eNett); and

•
eNett revenue growth of 29% to $194 million, driven by an increase in the volume of payments settled with existing customers and new customer wins.

•
Investments in innovation driving competitive differentiation including:

•
First major distributor to receive the highest level of accreditation from International Air Transport Association (IATA) as an Aggregator;

•
Reduced our global average search response time by over 33% for a fully priced and available search inquiry; and

•
Developed and provided leading edge apps to our industry to serve the growing mobile travel economy, including Travelport Trip Assist (for agencies) and Travelport Fusion (for airlines).

•
Continued strengthening of our balance sheet and cash generation, benefiting from $124 million of repayments of term loans in 2017, as well as two favorable re-pricings of the interest rate margin on our term loans in January 2017 and August 2017.

As discussed below, although our Adjusted Operating Income results would have resulted in funding the 2017 bonus pool at 72% of target, management recommended a reduced payout of 65% of target due to the Company’s performance against various operational metrics, such as, but not limited to, certain revenue targets, and the achievement of various strategic initiatives. The Compensation Committee approved this recommendation.
In this Proxy Statement, we refer to certain non-GAAP financial measures. Information concerning such non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to GAAP financial measures, is set forth in Appendix A to this Proxy Statement, together with certain definitions.
Compensation Practices
Since the time of our IPO, our Compensation Committee has continuously been working to implement compensation practices that are best practice for public companies:
What We Do	What We Don’t Do
✓
Variable compensation.   Our executive compensation program is designed so that a significant portion of our executives’ compensation is variable based on the Company’s performance over the long and short-term, and more than half of the compensation opportunity for our executive officers is equity-based in order to properly align the interests of our executive officers and shareholders. We also cap incentive compensation opportunities to manage risk-taking.

✓
Performance-based incentives.   We use performance-based annual (cash-based) and long-term (equity) incentives, each with different performance metrics. Performance share units (“PSUs”) typically make up 75% of the grant date value of our annual equity awards.

✓
Multi-year vesting requirements.   The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

✓
Share ownership policy.   Our share ownership policy requirements are five times base salary for our President and CEO, three times base salary for our other Named Executive Officers, and one or two times base salary for other senior executives.

✓
Clawback policy.   We have a compensation recovery policy (also referred to as a “clawback” policy) for applicable executives, including our Named Executive Officers.

✓
Independent Compensation Committee consultant.   The Compensation Committee has engaged its own compensation consultant to assist with the review and analysis of our executive compensation program. This consultant performs no other consulting or other services for us.

X
No tax reimbursements.   We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites, other personal benefits (other than standard relocation benefits) or on any severance or change-in-control payments or benefits.

X
No special health or welfare benefits.   Our executive officers participate in broad-based company-sponsored health and welfare benefits programs generally on the same basis as our other full-time employees.

X
Hedging and pledging prohibited.   Our insider trading policy prohibits our executive officers and members of our Board of Directors from hedging or pledging any of their Travelport common shares.

X
No stock option repricings.   We prohibit the repricing of outstanding options to purchase our common shares without prior shareholder approval.

X
No single trigger vesting upon a change in control.   We do not automatically accelerate unvested equity grants upon a change in control, and our award agreements contain a double trigger provision, i.e. require a covered termination following a change in control.

X
No dividends on unvested performance or other share units.   We do not pay dividends on PSUs or time-based restricted share units (“RSUs”) before shares are vested.

2017 Compensation Actions
We took the following actions with respect to the 2017 compensation of our Named Executive Officers:
•
We compensated our Named Executive Officers primarily in performance-based compensation with an emphasis on equity-based compensation:

•
In 2017, we continued making equity grants on an annual schedule, following our resumption of our annual grant schedule in 2016;

•
The 2017 equity grants emphasized performance-based vehicles, with 75% in PSUs tied to a three-year cumulative adjusted income per share (diluted) (which we refer to as “earnings per share” or “EPS”) growth goal, with additional upside based on exceeding our target goal;

•
We also added a total shareholder return (“TSR”) modifier to our PSU awards beginning with the 2017 annual grants as described in more detail below;

•
Our 2017 bonus payout level was driven by our Adjusted Operating Income result for 2017, together with performance against financial metrics, operational performance and strategic initiatives. Our 2017 bonus payout level was funded at 65% of target bonus, reinforcing that performance goals for the year were challenging; and

•
As part of our periodic review of our Named Executive Officers’ total compensation, we increased base salaries for our Named Executive Officers effective July 1, 2017. With the exception of Mr. Minetola, whose salary was increased by 7% to better align his salary to market-competitive levels for his role, and Ms. Cassidy, whose salary was increased by 42.7% upon her promotion to Executive Vice President and General Counsel, our Named Executive Officers received salary increases of 2.75%. This 2.75% rate of increase was in line with the average salary increase for our United States (“US”) and United Kingdom (“UK”) employees.

Compensation Philosophy and Objectives
We have strived to create an executive compensation program that provides both short-term and long-term payments and awards in order to:
•
attract and retain talent from within the highly competitive global marketplace;

•
ensure a performance-based delivery of pay that aligns our Named Executive Officers’ rewards with our shareholders’ interests;

•
compensate our Named Executive Officers in a manner that incentivizes them to manage our business to meet our long-term objectives;

•
compensate our Named Executive Officers in a manner commensurate with their and our performance; and

•
promote a long-term commitment to us.

To achieve these goals, we implemented a program consisting of (i) base salary; (ii) annual performance cash bonus; and (iii) significant long-term incentive awards with a mix of time and performance related vesting conditions. In addition, we provide certain perquisites and other benefits that are more fully described below. The vesting conditions attached to our equity awards — which require three or more years of service for full vesting, with 75% of such awards subject to performance-based vesting — are aligned with our compensation objectives. In addition, executive officers are required to own a significant number of our common shares, which further aligns our executives’ long-term interests with our shareholders’ interests. Details of our share ownership guidelines are provided below under “Share Ownership Policy.”
Compensation Process
Our Compensation Committee reviews and approves the compensation of our Named Executive Officers, as well as overseeing our executive compensation programs and initiatives. In discharging these functions, our Compensation Committee has historically taken into account multiple factors, including information (such as market data) provided by third-party compensation consultants and others, as well as our Chief Executive Officer’s judgment and knowledge of our industry. Our Chief Executive Officer annually reviews each other executive officer’s (including our Named Executive Officers) performance with the Compensation Committee and recommends appropriate base salary, cash performance awards and grants of long-term incentive awards for all other executive officers.
The Compensation Committee annually reviews our Chief Executive Officer’s performance and total compensation based on its assessment of his performance. During 2017, the Compensation Committee met outside the presence of our executive officers with regard to discussions specifically addressing our Chief Executive Officer’s compensation. For all other Named Executive Officers, the Compensation Committee met outside the presence of our executive officers except our Chief Executive Officer.
The Compensation Committee has retained Pay Governance, LLC (“Pay Governance”) as its independent compensation consultant to advise the Compensation Committee on matters relating to the amount and form of executive and director compensation. At the Compensation Committee’s request, Pay Governance prepared analyses and reports on market pay for our Named Executive Officers and information on trends and policies relating to compensation, including the selection of our peer group when needed, as set forth in more detail below. In addition, Pay Governance provided advice on the drafting of the Compensation Discussion and Analysis included in this Proxy Statement. Pay Governance attends meetings, as appropriate, at the invitation of the Compensation Committee, and meets with our management from time to time to collect pay data and information about the business. To ensure the independence of Pay Governance, the Compensation Committee annually reviews its work and relationship. During 2017 and each of the years since our IPO, Pay Governance did not perform any additional services for the Company or any of its affiliates.
To ensure we understand the external labor market and competitive pay environment, we have historically reviewed information on competitive pay levels for our Named Executive Officers using compensation surveys and compared our compensation against a range of public companies in our industry. In early 2016, in consultation with Pay Governance, the Compensation Committee updated the peer group that had been established at the time of our IPO. The peer group now includes 20 companies, and this peer group was used for decisions made in 2017. The peer group was developed by considering companies based on similarities in revenue size and market capitalization, as well as business sector. We use the peer group information, focused on the levels approximating the median, as one factor in establishing pay levels. Although we believe external market data is very useful, we will also consider other factors such as previous experience, future potential, and performance in establishing pay levels.
The current peer group consists of the following companies:
•
ACI Worldwide, Inc.

•
Alliance Data Systems Corporation

•
Blackhawk Network Holdings, Inc.

•
Broadridge Financial Solutions, Inc.

•
Citrix Systems, Inc.

•
CoreLogic, Inc.

•
DST Systems Inc.

•
Equinix, Inc.

•
Fiserv, Inc.

•
Global Payments Inc.

•
Groupon, Inc.

•
Jack Henry & Associates Inc.

•
Moneygram International Inc.

•
Paychex, Inc.

•
Sabre Corp.

•
SS&C Technologies Holdings, Inc.

•
Synopsys Inc.

•
Total System Services, Inc.

•
Vantiv, Inc.

•
VeriFone Systems, Inc.

The Compensation Committee used the foregoing peer group for decisions it made in 2017, including the grants of long-term incentive awards that were made to our Named Executive Officers in March 2017 and the base salary increases that took effect on July 1, 2017, and intends to use this peer group for decisions going forward, subject to periodic review of the peer group to ensure that it remains appropriate.
Elements of Compensation and Pay Mix
We use the particular elements of compensation described below because we believe that they provide a well-proportioned mix of secure compensation, retention value and performance-based compensation. We believe that this will produce short-term and long-term performance incentives that reward our executive officers for superior operational performance and value creation for our shareholders. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between different metrics, as well as short-term and long-term performance. The following is a description of our ongoing compensation elements for our Named Executive Officers and the objectives they are designed to support. In total, these elements support the objective to balance rewards between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time.
Compensation Element	Description	Connection to Objectives
Base Salary	A fixed level of compensation for the year; used to define short-term incentive compensation opportunities.	Provide a competitive baseline of pay.
Annual Bonus
The bonus is intended to provide competitive annual performance- based opportunity tied to the achievement of financial metrics, operational performance and strategic initiatives within our annual business plan.
Each executive has a target bonus that is a percentage of base salary, and all of our Named Executive Officers have a target bonus of 100% of base salary (with the exception of Mr. Wilson, our President and CEO, whose target bonus is 150% of base salary).
Actual bonus payments are driven by business performance against financial metrics, operational performance and strategic initiatives, as well as individual performance.
Each executive who is eligible for our annual bonus plan can earn up to 200% of target bonus for over-performance against financial metrics, operational performance and strategic initiatives, once funding targets are achieved.
Reward strong short-term business performance achievements. Vary cash-based compensation based on individual, Company and business results.

Compensation Element	Description	Connection to Objectives
Long-Term Incentive Plan (LTIP)
In 2017, our LTIP mix was:
•
25% in RSUs with time-based vesting over four years; and

•
75% (at target) in PSUs with time and performance-based vesting based on three year cumulative EPS results as compared with an EPS goal, subject to the TSR modifier described below under Long-Term Incentives.

Align a significant amount of executive compensation with strong longer-term business performance and share price appreciation such that a significant portion of the grant date value of senior executives’ LTIP awards is dependent upon the Company’s performance, thus aligning shareholder and executive interests.
Other Executive Benefits and Perquisites
We provide for comprehensive benefits to our executives, which are generally consistent with the benefits that are offered to other employees. We offer a limited array of perquisites to our executives.
Our US and UK employees are generally eligible for broader employee benefit plans, such as medical and employee share purchase plans. In addition, our Named Executive Officers are eligible for certain other benefits and perquisites, including:
For both US and UK executives:
•
defined contribution plans (including a 401(k) plan in the US);

•
life insurance, subject to certain limitations; and

•
relocation and related expenses, such as housing benefits (when applicable).

For US executives only:
•
deferred compensation plan.

For UK executives only:
•
cash car allowance per UK market practice;

•
family cover for private medical insurance; and

•
financial planning and tax preparation;

For Mr. Wilson only:
•
cash allowance in lieu of previously-provided company car;

•
travel allowance; and

•
cash contributions in lieu of defined contribution plans due to changes in UK tax rules.

For Ms. Cassidy only:
•
defined benefit pension benefits in our frozen plans.

Balance the desire to maintain limited perquisites with the need to attract and retain highly qualified executives. Based on UK and US market norms.

As an example of our Named Executive Officer pay mix, the chart on the left-hand side below shows the mix of compensation for our President, Chief Executive Officer and Director, Mr. Wilson, using his base salary (as of December 31, 2017), target annual incentive bonus and the 2017 equity grant (using the grant date fair value). The chart on the right-hand side below provides the mix of compensation for our Named Executive Officers, other than Mr. Wilson, using the same methodology. These charts use the December 31, 2017 exchange rate for cash compensation for UK executives, as detailed in footnote (10) to the Summary Compensation Table below.
Elements of Total Compensation(1) for Chief Executive Officer	Elements of Total Compensation(1) for Other Named Executives (Average)
Key
Base Salary	$764,501
Incentive Bonus (Target)	$1,146,752
Time-Vested RSUs	$1,100,003
PSUs (Target)	$3,497,996
Key
Base Salary	$448,438
Incentive Bonus (Target)	$448,438
Time-Vested RSUs	$290,623
PSUs (Target)	$924,188

(1)
Excludes perquisites.

Base Salary
We believe that a competitive base salary is essential in attracting and retaining key executive talent. The base salary established for each of our Named Executive Officers is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee. Base salary also is designed to provide our Named Executive Officers with income that is not contingent on short-term variations in our corporate performance. Our Compensation Committee determines the appropriate base salary after a review of market data and discussions with our Chief Executive Officer (except with respect to the Chief Executive Officer’s salary), taking into account our Named Executive Officers’ experience with reference to the base salaries of similarly-situated executives in our peer group and the general level of pay increases across the Company.
The base salaries paid to our Named Executive Officers for 2017 are set forth in the Summary Compensation Table below. Salaries for our UK-based Named Executive Officers were increased by 2.75% as of July 1, 2017, but the year-over-year change in their salaries, as reported in the table below, appears to be more substantial due to fluctuations in the value of the British pound compared to the US dollar that impacts all cash-based compensation paid to UK-based Named Executive Officers, including base salaries.

Annual Bonus
Our Compensation Committee has the authority to award annual cash bonuses to our executive officers, which are subject to our performance bonus plan. The annual cash bonuses are intended to reward the achievement of corporate performance objectives. Our annual bonus program satisfies our goal of incentivizing our executive officers to achieve, and rewarding them for achieving, primarily annual financial metrics, operational performance and strategic initiatives important to the success of our business.
Generally, at the commencement of an executive officer’s employment with us, our Compensation Committee, after discussion with our Chief Executive Officer, sets a target level of bonus compensation that is structured as a percentage of such executive officer’s base salary. In this regard, the employment agreements for our Named Executive Officers specifically provide that the target bonus percentage for Mr. Wilson is 150% of his base salary and, for Messrs. Bot, Shurrock and Minetola and Ms. Cassidy, is 100% of their base salary. Our Named Executive Officers can each earn up to 200% of their target bonus if the financial metrics, operational performance and strategic initiatives are exceeded.
Our annual bonus program for 2017 was primarily formulaic and was to be awarded to our Named Executive Officers based on achievement of specified Adjusted Operating Income. However, management recommended a reduced payout as described below. Our Compensation Committee does retain the discretion to change any bonus paid on an evaluation of a Named Executive Officer’s individual performance. For 2018, the funding of our annual bonus plan also will be based on Adjusted Operating Income. In addition, payment of annual bonuses will continue to be based on financial metrics, operational performance and strategic initiatives, as well as individual performance.
For our 2017 annual bonus program, we established threshold, target and stretch figures of Adjusted Operating Income and corresponding bonus pool funding figures, as follows:
2017 Bonus Plan: Funding Targets
	Adjusted Operating Income: % of Target	Bonus Pool Funded: % of Target
Adjusted Operating Income: Funding Targets
$334 million (Threshold)*	95%	40%
$351 million (Target)	100%	100%
$397 million (Stretch)	113%	200%
*Performance below Threshold results in 0% funding of the bonus pool.
Although our Adjusted Operating Income results would have resulted in funding the 2017 bonus pool at 72% of target, management recommended a reduced payout of 65% of target due to the Company’s performance against various operational metrics, such as, but not limited to, certain revenue targets, and the achievement of various strategic initiatives. The Compensation Committee approved this recommendation.

The bonus calculations for our Named Executive Officers for 2017, which are also set forth in the Summary Compensation Table below, were as follows:
Named Executive Officer	Base Salary (US$)(1)	Target Bonus (%)	Bonus Payment (% of Target)	2017 Bonus (US$)
Gordon A. Wilson – President, CEO and Director	$764,501(2)	150%	65%	$745,389
Bernard Bot – EVP and CFO	$521,251(2)	100%	65%	$338,813
Stephen Shurrock – EVP and CCO	$521,251(2)	100%	65%	$338,813
Matthew Minetola – EVP and CIO	$401,250	100%	65%	$260,813
Margaret K. Cassidy – EVP and GC	$350,000	100%	65%	$227,500

(1)
Base salaries as of December 31, 2017 were used for bonus calculations.

(2)
For Messrs. Wilson, Bot and Shurrock, the bonus was paid in British pounds, which amounts have been converted to US dollars using the same exchange rate as used for the cash payments in the Summary Compensation Table below, as detailed in footnote (10) to that table.

Long-Term Incentives
Equity-Based Compensation
We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our Named Executive Officers’ total compensation package in equity-based compensation aligns the incentives of our Named Executive Officers with the interests of our shareholders and with our long-term corporate success. In addition, our Compensation Committee believes that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent by providing competitive levels of compensation tied to our long-term value creation.
The Compensation Committee carefully considered the best approach for long-term incentive opportunities as a public company. Our long-term incentive program grants are made pursuant to our Amended and Restated 2014 Omnibus Incentive Plan (the “Omnibus Equity Plan”) and are designed to achieve the following objectives:
•
Be primarily performance-based;

•
Use a mix of vehicles to recognize a combination of share price and operating performance;

•
Provide an appropriate pay opportunity focused on our long-term, versus short-term, success; and

•
Align executive interests with shareholder interests.

In 2017, the Compensation Committee awarded equity grants to each of our Named Executive Officers, including a promotion grant to Ms. Cassidy.
Size of Grants
The Compensation Committee established the size of the 2017 grants after reviewing total compensation and grant sizes for our peer group, as well as considering the individual performance, potential and experience of each member of the senior management team who received a grant. Awards for our Named Executive Officers were as follows, as set forth in more detail in the “Grants of Plan-Based Awards During 2017” table below:
Name	2017 Target Grant Value(1)
Gordon A. Wilson	$4,400,000
Bernard Bot	$1,500,000
Stephen Shurrock	$1,500,000
Matthew Minetola	$1,000,000
Margaret K. Cassidy	$650,000(2)

(1)
The Target Grant Value established by the Compensation Committee and displayed above for each grant is based on the applicable closing market price of our common shares at the time of the grant. Because the vesting of PSUs granted in 2017 is subject, in part, to adjustment based on market conditions (see Types of Equity Vehicles Used below), we are required to value the PSUs for accounting purposes, and for disclosure in the Summary Compensation Table, using the results of a Monte Carlo simulation of future results. The application of the Monte Carlo simulation increased the grant date fair value of the PSUs by 6% of the closing price of our common shares and the value of the full equity grant by 4.5% relative to the Target Grant Value.

(2)
Ms. Cassidy was promoted into her current role as of July 1, 2017. The 2017 Target Grant Value shown in this table is the combined value of her regular annual award of  $300,000 in March 2017 and a promotion award of  $350,000 in July 2017.

Types of Equity Vehicles Used
Our 2017 equity LTIP grants followed the RSU/PSU structure and mix outlined above. The Compensation Committee selected this equity mix to provide a balanced grant that reflects operating performance, share price growth and retention as follows:
•
75% of the value of the grant in the form of PSUs, with vesting tied to a three-year cumulative EPS goal with a TSR modifier, as follows:

•
The Compensation Committee set threshold, target and stretch EPS with corresponding vesting percentages at 50%, 100%, and 200%, respectively, and interpolation between threshold and target performance and between target and stretch performance.

•
Commencing in March 2017, the PSU awards granted include a TSR modifier provision that will determine the ultimate number of PSUs that will vest.

•
The preliminary vesting percentage will be determined based on achievement of our cumulative EPS during the performance period, and then will be adjusted by a plus or minus 25 percentage points based on our TSR for the same period.

•
Our percentile ranking will be determined against the companies that were included in the Russell 2000 Index at both the beginning and the end of the performance period, and the vesting percentage for the PSUs will be adjusted by 1 percentage point, up to a maximum of 25 percentage points, for each percentile rank by which our TSR for the period would differ from the median of the Russell 2000 Index companies.

•
The final vesting percentage of the PSUs cannot be higher than 200%, and, if the EPS results are below the threshold level, the final vesting percentage will be 0%, even if the TSR modifier is positive.

•
The grant date fair value of these PSUs was determined using Monte Carlo simulation; and

•
25% of the value of the grant is in the form of RSUs that vest in equal installments over four years. The grant date fair value of these RSUs has been determined using the closing price of our common shares on the date of grant.

The Compensation Committee believes that this is the appropriate mix to retain and reward key executives and employees.
Timing of Equity Awards
Our Compensation Committee makes annual equity grants to executives and other key employees in the first quarter of each year, as reflected in our annual grants made to our Named Executive Officers on March 15, 2017. We also made an equity grant to Ms. Cassidy effective with her promotion to Executive Vice President and General Counsel on July 1, 2017. We do periodically provide some limited off-cycle new-hire, promotion and retention equity grants.

Other Executive Benefits and Perquisites
Our Named Executive Officers participate in broad-based welfare and retirement programs on substantially the same basis as other eligible employees, and they are eligible to participate in the 2014 Employee Share Purchase Plan. In addition, in 2017, as set forth in more detail above under Elements of Compensation and Pay Mix — Other Executive Benefits and Perquisites, we provided financial planning and tax preparation (UK only); deferred compensation with a Company match of 6% on certain executive contributions, as explained in more detail under Non-qualified Deferred Compensation Benefits in 2017 below (US only); pension contributions and/or cash contributions in lieu of pension contributions (UK only); cash car allowance in accordance with market practice (UK only); family cover for private medical insurance (UK only); relocation benefits and housing allowance (Mr. Bot only); life insurance, subject to certain limitations (UK and US); and a cash allowance in lieu of a previously provided company car, as well as a travel allowance (Mr. Wilson only). Some of these benefits are legacy benefits that apply only to Mr. Wilson as the only Named Executive Officer who was appointed to his position as an executive officer prior to our IPO and therefore predate our company being a public company.
Ms. Cassidy is the only Named Executive Officer who is eligible to receive benefits under our frozen qualified and non-qualified US defined benefit pension plans, which are legacy benefits described in more detail below under Pension Benefits in 2017. We do, however, provide for limited deferred compensation arrangements, with matching contributions by us in some circumstances, for US executives.
We believe these benefits are generally consistent with those offered by other companies, and, specifically, with those companies with which we compete for talent, in the applicable jurisdictions in which our Named Executive Officers are employed.
Employment Agreements and Severance and Change of Control Benefits
We believe that a strong, experienced management team is essential to our and our shareholders’ best interests. We have entered into employment or other written agreements with our Named Executive Officers (which are market practice in the UK, where the majority of our Named Executive Officers are based) in order to set forth their terms and conditions of employment, including notice periods (or pay in lieu of notice) and/or severance pay, as applicable. In addition, the award agreements that govern our equity grants provide for accelerated vesting in certain circumstances, which would occur only if the executive officer’s employment with us is terminated by us without cause or, as applicable, the executive resigns as the result of a constructive termination (and, in certain cases described below, are different following a change in control). Certain restrictive covenants are also provided commensurate with these payments to protect the Company. These benefits are enumerated and quantified in the sections captioned “Employment Agreements” and “Potential Payments Upon Termination of Employment and/or Change in Control” below. We do not provide “golden parachute” tax gross-ups.
Risk Assessment
In approving annual bonus and long-term incentive awards for our Named Executive Officers, the Compensation Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards. For 2017, the Compensation Committee has determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on us.
Our compensation programs and policies are intended to mitigate risk by balancing our focus on long-term and short-term measures of our performance, including our total shareholder return. We believe that we encourage our executives to maintain both a short and long-term view with respect to our performance by:
•
Focusing on one-year results for bonuses and multi-year results for vesting of PSUs, and

•
Maintaining share ownership guidelines for executive officers and other executives, as detailed below under Other Compensation Policies — Share Ownership Policy.

In addition, all bonus payouts and the potential vesting of PSUs are capped, and we maintain multi-year vesting schedules for all long-term incentive awards.

Other Compensation Policies
We have adopted several policies that we believe are important components of a public-company executive compensation program, which are generally described below.
Share Ownership Policy
We have a share ownership policy that requires our directors and senior executives, including our Named Executive Officers, to have significant ownership of Travelport common shares. The Compensation Committee believes that our share ownership policy aligns the financial interests of our executives, including our Named Executive Officers, with those of our shareholders. The share ownership policy for our senior executives is as follows:
Position	Market Value of Shares That Must be Owned (As a Multiple of Base Salary)
Chief Executive Officer	Five
Executive Vice Presidents	Three
Senior Vice Presidents	Two
Group Vice Presidents	One
For purposes of calculating compliance with our share ownership policy, unvested time-based RSUs are included, but PSUs and options are not included. Our share ownership policy generally allows a relevant director or key employee five years to attain the relevant ownership threshold. Mr. Wilson complied with the relevant ownership threshold at the time of our IPO, and the remainder of our Named Executive Officers are in the five-year transition period (including Ms. Cassidy, who has five years from her promotion to Executive Vice President and General Counsel to meet the current threshold that applies to her, but previously met the prior threshold applicable to her).
Compensation Recovery Policy
We have a general compensation recovery (“clawback”) policy covering our annual and long-term incentive award plans and arrangements paid to our executive officers and certain other executives in advance of the final SEC rules implementing Section 954 of the Dodd-Frank Act. Our clawback policy is administered by the Compensation Committee and provides that, in the event of an accounting restatement of our consolidated financial statements due to our material non-compliance with any financial reporting requirements, the Compensation Committee has the discretion to clawback up to three years of such compensation for the period covered by such restatement.
Derivatives Trading and Hedging Policies
Our insider trading policy limits the timing and types of transactions in our securities by our employees, officers, including our Named Executive Officers and Section 16 officers, and members of our Board. Among other restrictions, our insider trading policy:
•
provides that no employee, officer, or member of our Board may acquire, sell, or trade in any put option or call option or engage in any short sale, including a short sale “against the box,” or trade in any call or other derivative on our securities, as well as any other derivative or hedging transactions on our securities;

•
prohibits our executive officers and members of our Board from pledging any of their common shares as collateral for a loan or other financial arrangement; and

•
allows certain officers, including our Named Executive Officers and Section 16 officers, members of our Board and certain employees to trade in our securities only during open trading window periods and only after they have pre-cleared such trades.

Tax and Accounting Considerations
Section 162(m) Compliance
Section 162(m) of the United States Internal Revenue Code (the “Code”) generally disallows public companies a tax deduction for federal income tax purposes of more than $1 million of compensation paid in a given taxable year to its “covered employees,” which is defined as the chief executive officer, each of the three other most highly-compensated executive officers, and, beginning with the 2018 taxable year, the chief financial officer (prior to the passage of the Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “U.S. Tax Reforms”), chief financial officers were excluded from the definition of  “covered employees” under Section 162(m)). Currently, we have only two executive officers based in the US to whom Section 162(m) applies. Prior to the passage of the U.S. Tax Reforms, compensation above $1 million would generally be deductible if it qualified as “performance-based compensation” within the meaning of the Code, but, beginning with the 2018 taxable year, the U.S. Tax Reforms eliminated the performance-based compensation exception. Notwithstanding the foregoing, the Section 162(m)-specific provisions of the U.S. Tax Reforms do not apply to compensation paid pursuant to a written contract in effect on November 2, 2017, unless such contracts are materially modified. Since our IPO, we have generally relied upon certain transition relief under Section 162(m), but, beginning with the 2018 taxable year, such transition relief will be inapplicable. In approving the amount and form of compensation for our US executive officers (of which there are currently only two), the Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee believes that the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. As a result, the Compensation Committee reserves the discretion to approve compensation arrangements that may not be tax deductible for us or which do not comply with an exemption from the deductibility limit, when it believes that such arrangements are appropriate to attract and retain executive talent.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. During 2017, we did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999, and we have not agreed, and are not otherwise obligated, to provide any Named Executive Officer with such a “gross-up” or other reimbursement.
Accounting for Share-Based Compensation
We follow Financial Accounting Standards Board’s Accounting Standard Codification Topic 718 (“FASB ASC Topic 718”) for our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards, including stock options, made to employees based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards expected to vest in their income statements over the period that an executive officer is required to render service in exchange for the equity awards and, when applicable, the performance criteria is probable to be achieved.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included herein.
THE COMPENSATION COMMITTEE
Douglas Hacker, Chairman
Elizabeth Buse
Steven Chambers

Summary Compensation Table
The following table contains compensation information for our Named Executive Officers for the fiscal year ended December 31, 2017.
Name and Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3)(4)(5) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation(9) ($)	Total ($)
Gordon A. Wilson President and Chief Executive Officer(10)	2017	754,271	0	4,597,999	0	745,389	0	174,575(12)	6,272,234
	2016	679,690	0	3,074,996	1,025,000	876,800	0	157,284	5,813,770
	2015	810,755	0	0	0	2,174,482(8)	0	180,725	3,165,962
Bernard Bot Executive Vice President and Chief Financial Officer(10)	2017	514,275	0	1,567,497	0	338,813	0	75,826(12)	2,496,411
	2016	463,425	0	1,523,022	0	398,546	0	131,411	2,516,404
Stephen Shurrock Executive Vice President and Chief Commercial Officer(10)	2017	514,275	0	1,567,497	0	338,813	0	24,519(12)	2,445,104
	2016	460,454	0	1,155,623	378,748	398,546	0	22,908	2,416,279
Matthew Minetola Executive Vice President and Chief Information Officer	2017	385,096	0	1,045,011	0	260,813	0	37,177(12)	1,728,097
	2016	375,000	0	712,502	237,502	322,500	0	17,650	1,665,154
	2015	375,000	0	0	249,999	356,250	0	120,688	1,101,937
Margaret K. Cassidy Executive Vice President and General Counsel	2017	302,332	0	679,239	0	227,500	78,413(11)	33,153(12)	1,320,637

(1)
Amounts in this column do not include any amounts paid as annual incentive compensation (bonus) or the 2013 Long-Term Management Incentive Program (“2013 LTMIP”), which are reported separately in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)
Amounts included in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 for RSUs and PSUs.

(3)
The corresponding maximum grant date fair value for the RSU and PSU awards for the applicable years are as follows: for Mr. Wilson: $0 for 2015, $5,124,998 for 2016 and $8,095,995 for 2017; for Mr. Bot: $2,446,040 for 2016 and $2,759,998 for 2017; for Mr. Shurrock: $1,932,502 for 2016 and $2,759,998 for 2017; for Mr. Minetola: $0 for 2015, $1,187,498 for 2016 and $1,840,016 for 2017; and for Ms. Cassidy: $1,195,983 for 2017.

(4)
Dividends on equity held by our Named Executive Officers are not separately reported in this table. Assumptions used in the calculation of these amounts are included in Note 17, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 20, 2018.

(5)
Due to nominal rounding to the nearest share and the application of a Monte Carlo valuation, the 2017 Stock Awards in this Summary Compensation Table are not precisely the same as the figures in the “Size of Grants” table above in the Compensation Discussion and Analysis section.

(6)
Amounts include in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 for stock options.

(7)
Amounts included in this column include amounts paid as annual incentive compensation under our performance-based bonus plans. See footnote (8) below for additional information on Mr. Wilson’s 2015 figure.

(8)
Mr. Wilson’s amount in this column for 2015 includes the performance and time-based amounts paid in that year pursuant to the 2013 LTMIP based on the Compensation Committee’s conclusion that we needed additional incentives to retain our then-employed Named Executive Officers, including

Mr. Wilson. The awards under the 2013 LTMIP vested semi-annually over three years (2013 – 2015), with 12.5% of the award eligible for vesting in each of the first four semi-annual vesting dates (in 2013 and 2014) and 25% eligible for vesting in each of the last two semi-annual vesting dates (in 2015), in each case subject to Mr. Wilson’s continued employment with us and our compliance with our debt covenants. Payments to Mr. Wilson in respect of the 2013 LTMIP during 2015 were also converted into British pounds at the time of payment; those amounts are converted back into US dollars in the table above using the exchange rates at the end of applicable year since the payments were made prior to the applicable year’s Annual Report on Form 10-K.
(9)
As detailed in footnote (4) above, any dividends paid to our Named Executive Officers are not included in All Other Compensation.

(10)
All amounts expressed for Messrs. Wilson, Bot and Shurrock (with the exception of equity awards) were paid in British pounds and have been converted to US dollars at the applicable exchange rate for December 31 of the applicable year, i.e. 1.3528 US dollars to 1 British pound as of December 31, 2017, 1.2358 US dollars to 1 British pound as of December 31, 2016, and 1.4741 US dollars to 1 British pound as of December 31, 2015.

(11)
This amount reflects the aggregate change in the actuarial present value of Ms. Cassidy’s accumulated benefits under our frozen defined benefit plans in the US. We do not provide above-market or preferential earnings on our non-qualified defined contribution plans such as our non-qualified deferred compensation plans, as described in more details below under Non-qualified Deferred Compensation in 2017.

(12)
The benefits and perquisites for our Named Executive Officers set forth in the “All Other Compensation” column above are as follows:

Benefits and Perquisites for 2017
Name	Pension/ 401(k) Match ($)	Supplemental Cash Pension Allowance ($)	Travel Allowance ($)	Cash Car Allowance ($)	Housing Allowance ($)	Financial Planning & Tax Preparation ($)	Life Insurance ($)	Relocation Benefits ($)	Deferred Compensation Match ($)	Family Cover – Private Medical Insurance ($)	Total ($)
Gordon A. Wilson, President and Chief Executive Officer	0	113,141	6,764	43,290	—	6,764	2,498	—	—	2,118	174,575
Bernard Bot, Executive Vice President and Chief Financial Officer	13,546	—	—	20,698	33,409	2,503	1,703	438	—	3,529	75,826
Stephen Shurrock, Executive Vice President and Chief Commercial Officer	0	—	—	20,698	—	0	1,703	—	—	2,118	24,519
Matthew Minetola, Executive Vice President and Chief Information Officer	16,200	__	__	__	__	__	5,328	__	15,649	__	37,177
Margaret K. Cassidy, Executive Vice President and General Counsel	16,200	—	—	—	—	—	3,303	—	13,650	—	33,153

Grants of Plan-Based Awards During 2017
On March 15, 2017, our Compensation Committee approved grants of RSUs and PSUs under the Omnibus Equity Plan to Messrs. Wilson, Bot, Shurrock and Minetola and Ms. Cassidy. Ms. Cassidy also received a promotion award when she was promoted to Executive Vice President and General Counsel effective July 1, 2017.
The RSUs will vest annually in four equal installments, and the PSUs will cliff vest in three years based on our achievement of a cumulative three-year EPS goal that was established at the time of the grant and will have the possibility of an additional 100% vesting of the grant of such PSUs based on the achievement of a stretch EPS performance that also was established at the same time, each subject to and on the terms and conditions set forth in the award agreements including the application of the TSR modifier described above under Types of Equity Vehicles Used. These grants were denominated in a total dollar value that was converted into a number of RSUs and PSUs based upon the closing price on the grant date. The grants to our Named Executive Officers in 2017 were allocated 25% in RSUs and 75% in PSUs.
The following table shows our cash and equity awards for 2017:
			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock(2)(3) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gordon A. Wilson, President, Chief Executive Officer and Director	Non- Equity Incentive Plan		458,701	1,146,752	2,293,503
	RSUs(4)	3/15/17							89,943	1,100,003
	PSUs (5)	3/15/17				134,914	269,828	539,656		3,497,996
Bernard Bot, Executive Vice President and Chief Financial Officer	Non- Equity Incentive Plan		208,500	521,251	1,042,502
	RSUs(4)	3/15/17							30,662	374,996
	PSUs(5)	3/15/17				45,994	91,987	183,974		1,192,501
Stephen Shurrock, Executive Vice President and Chief Commercial Officer	Non- Equity Incentive Plan		208,500	521,251	1,042,502
	RSUs(4)	3/15/17							30,662	374,996
	PSUs(5)	3/15/17				45,994	91,987	183,974		1,192,501
Matthew Minetola, Executive Vice President and Chief Information Officer	Non- Equity Incentive Plan		160,500	401,250	802,500
	RSUs(4)	3/15/17							20,442	250,006
	PSUs(5)	3/15/17				30,663	61,325	122,650		795,005
Margaret K. Cassidy, Executive Vice President and General Counsel	Non- Equity Incentive Plan		140,000	350,000	700,000
	RSUs(4)	3/15/17							6,132	74,994
	PSUs(5)	3/15/17				9,199	18,397	36,794		238,495
	RSUs(4)	7/1/17							6,359	87,500
	PSUs(5)	7/1/17				9,539	19,077	38,154		278,249

(1)
As noted in footnote (7) to the Summary Compensation Table above, these amounts reflect our 2017 annual performance-based bonus plan.

(2)
The PSUs granted in 2017 will be eligible to vest based on our achievement as compared to threshold (50%), target (100%) and stretch (200%) cumulative three-year EPS (subject to a TSR modifier) set by the Compensation Committee, with pro-rata vesting if between threshold and target performance or between target and stretch performance.

(3)
These amounts reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. See footnote (2) to the Summary Compensation Table above. As noted in footnote (5) to the Summary Compensation Table above, due to nominal rounding to the nearest share, and the application of a Monte Carlo valuation, the 2017 Stock Awards in this Grants of Plan-Based Awards Table are not precisely the same as the figures in the “Size of Grants” table above in the Compensation Discussion and Analysis section.

(4)
The RSUs granted in 2017 vest over four years in equal annual installments.

(5)
The PSUs granted in 2017 will be eligible to vest on April 15, 2020, with the vesting percentage to be based on our achievement of a cumulative three-year EPS goal, subject to the TSR modifier. In the table above, the compensation expense for the PSUs awarded during 2017 is based on the assumption of achieving target performance, which would result in vesting of 100% of the PSUs. We have reflected expected vesting of 107% of such PSUs in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

Employment Agreements
We have employment or other written agreements with each of our Named Executive Officers, which supersede all prior understandings regarding their employment. Written employment agreements are market practice in the UK, where three of our Named Executive Officers are based. We have also granted our Named Executive Officers equity-based awards. The severance arrangements for our Named Executive Officers are described below under “— Potential Payments upon Termination of Employment or Change in Control.”
Gordon A. Wilson, President and Chief Executive Officer
Travelport International Limited, our wholly-owned, indirect subsidiary, entered into a service agreement with Mr. Wilson on May 31, 2011 (as amended on November 7, 2012) in connection with Mr. Wilson’s assumption of the role of President and Chief Executive Officer. The service agreement continues until it is terminated by either party giving to the other at least 12 months prior written notice. If full notice is not given, we will pay base salary and benefits in lieu of notice for any unexpired period of notice, regardless of which party gave notice of termination. Mr. Wilson is eligible for a target annual bonus of 150% of his base salary. Mr. Wilson’s current base salary is £565,125.
Bernard Bot, Executive Vice President and Chief Financial Officer
Travelport International Limited, our wholly-owned, indirect subsidiary, entered into a contract of employment with Mr. Bot effective January 1, 2016. Mr. Bot’s employment agreement with us continues until it is terminated by us giving at least 12 months prior written notice or Mr. Bot giving us six months prior written notice. If full notice is not given, we will pay base salary in lieu of notice for any unexpired period of notice, regardless of which party gave notice of termination. Mr. Bot is eligible for a target annual bonus of 100% of his base salary. Mr. Bot’s current base salary is £385,313.
Stephen Shurrock, Executive Vice President and Chief Commercial Officer
Travelport International Limited, our wholly-owned, indirect subsidiary, entered into a contract of employment with Mr. Shurrock effective January 4, 2016. Mr. Shurrock’s employment agreement with us continues until it is terminated by us giving at least 12 months prior written notice or Mr. Shurrock giving us six months prior written notice. If full notice is not given, we will pay base salary in lieu of notice for any unexpired period of notice, regardless of which party gave notice of termination. Mr. Shurrock is eligible for a target annual bonus of 100% of his base salary. Mr. Shurrock’s current base salary is £385,313.
Matthew Minetola, Executive Vice President and Chief Information Officer
Travelport, LP, our wholly-owned, indirect subsidiary, entered into a letter agreement with Mr. Minetola, pursuant to which his employment with us commenced on December 1, 2014. Mr. Minetola is eligible for a target annual bonus of 100% of his base salary. Mr. Minetola’s current base salary is $401,250.

Margaret K. Cassidy, Executive Vice President and General Counsel
Travelport, LP, our wholly-owned, indirect subsidiary, entered into a letter agreement with Ms. Cassidy, pursuant to which her promotion took effect on July 1, 2017. Ms. Cassidy is eligible for a target annual bonus of 100% of her base salary. Ms. Cassidy’s current base salary is $350,000.
Restrictive Covenants
As a result of the restrictive covenants contained in their employment or letter agreements and/or equity award agreements, each of the Named Executive Officers has agreed not to disclose, or retain and use for his or her own benefit or benefit of another person our confidential information. Each Named Executive Officer has also agreed not to directly or indirectly compete with us, not to solicit our employees or clients, engage in, or directly or indirectly manage, operate, or control or join our competitors, or compete with us or interfere with our business or use his or her status with us to obtain goods or services that would not be available in the absence of such a relationship to us. Each equity award agreement during their service as an executive officer provides that these restrictions are in place during their employment and for two years thereafter. In the case of Messrs. Wilson, Bot and Shurrock and Ms. Cassidy, the restrictions contained in their employment agreement are effective during their employment and for a period of 12 months thereafter. Should we exercise our right to place Messrs. Wilson, Bot or Shurrock on “garden leave,” the period of time that they are on such leave will be subtracted from and thereby reduce the post-termination length of time that they are subject to these restrictive covenants in their employment agreement.
In addition, each of the Named Executive Officers has agreed to grant us a perpetual, non-exclusive, royalty-free, worldwide, and assignable and sub-licensable license over all intellectual property rights that result from their work while employed with us.

Outstanding Equity Awards at 2017 Fiscal-Year End
		Option Awards				Stock Awards
Name	Type of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Gordon A. Wilson President, Chief Executive Officer and Director	2014 RSUs(1)					17,187	224,634
	2014 Options(3)	128,907	42,968	16.00	9/25/24
	2016 RSUs(1)					58,106	759,445
	2016 PSUs(2)(5)							309,902	4,050,419
	2016 Options(3)	63,744	191,231	13.23	3/15/26
	2017 RSUs(1)					89,943	1,175,555
	2017 PSUs(2)(5)							539,656	7,053,304
Bernard Bot Executive Vice President and Chief Financial Officer	2016 RSUs(1)					34,884	455,934
	2016 PSUs(2)(5)							139,534	1,823,709
	2017 RSUs(1)					30,662	400,752
	2017 PSUs(2)(5)							183,974	2,404,540
Stephen Shurrock Executive Vice President and Chief Commercial Officer	2016 RSUs(1)					22,020	287,801
	2016 PSUs(2)(5)							117,442	1,534,967
	2016 Options(3)	21,668	65,002	12.90	1/4/26
	2017 RSUs(1)					30,662	400,752
	2017 PSUs(2)(5)							183,974	2,404,540
Matthew Minetola Executive Vice President and Chief Information Officer	2014 RSUs(1)					3,602	47,078
	2014 Options(3)	27,018	9,005	17.35	12/1/24
	2015 Options(3)	7,233	27,233	13.15	9/8/25
	2016 RSUs(1)					13,464	175,974
	2016 PSUs(2)(5)							71,806	938,504
	2016 Options(3)	14,770	44,310	13.23	3/15/26
	2017 RSUs(1)					20,442	267,177
	2017 PSUs(2)(5)							122,650	1,603,036
Margaret K. Cassidy Executive Vice President and General Counsel	2014 RSUs(1)					1,367	17,867
	2014 Options(3)	10,254	3,418	16.00	9/25/24
	2016 RSUs(1)					4,252	55,574
	2016 PSUs(2)(5)							22,676	296,375
	2016 Options(3)	4,664	13,993	13.23	3/15/26
	2017 RSUs – April(1)					6,132	80,145
	2017 PSUs – April(2)(5)							36,794	480,898
	2017 RSUs – July(1)					6,359	83,112
	2017 PSUs – July(2)(5)							38,154	498,673

(1)
The RSUs vest over four years in equal annual installments.

(2)
With the exception of the PSUs granted to Ms. Cassidy effective upon her promotion on July 1, 2017, which will vest on July 15, 2020, the PSUs granted in 2016 and 2017 will vest on April 15, 2019 and April 15, 2020, respectively. Vesting for all of the PSUs will be based on our achievement of cumulative three-year EPS (in the case of 2017 awards, subject to the TSR modifier), in each case subject to the executive’s continued employment with us through the vesting date and other terms and conditions set forth in the applicable award agreement.

(3)
The options vest over four years in equal annual installments.

(4)
Based on the closing price of our common shares on December 29, 2017.

(5)
Based on the performance of certain financial targets at stretch (200%, or maximum). We have reflected expected vesting of 173% of the PSUs granted in 2016 and 107% of the PSUs granted in 2017 in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

Option Exercises and Stock Vested in 2017(1)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Gordon A. Wilson President, Chief Executive Officer and Director	311,557	4,835,308
Bernard Bot Executive Vice President and Chief Commercial Officer	11,628	166,862
Stephen Shurrock Executive Vice President and Chief Commercial Officer	7,340	105,329
Matthew Minetola Executive Vice President and Chief Information Officer	65,727	1,018,777
Margaret K. Cassidy Executive Vice President and General Counsel	24,661	383,108

(1)
The vesting events reflected in this table include the January 15, 2017 vesting of RSUs granted in 2016 for Messrs. Bot and Shurrock; the April 15, 2017 vesting of RSUs granted in 2016 for Messrs. Wilson and Minetola and Ms. Cassidy; and the October 15, 2017 vesting of RSUs and PSUs (in the case of PSUs, at stretch, i.e. 200%) granted in 2014 for Messrs. Wilson and Minetola and Ms. Cassidy. In each case, the value realized upon vesting was determined by the value of our common shares on the date of vesting (which, if a day on which the NYSE is closed, the next day on which NYSE is open). None of our Named Executive Officers exercised any vested stock options in 2017.

Pension Benefits in 2017
The following table sets forth information about the pension benefits that have been earned by Ms. Cassidy, our only Named Executive Officer who participates in our legacy pension plan benefits, under the Galileo & Worldspan U.S. Legacy Pension Plan (the “Legacy Plan”) and the Galileo & Worldspan U.S. Legacy Restoration Plan (the “Restoration Plan”).
The benefits to be received under the Legacy Plan and the Restoration Plan depend, in part, upon the length of employment with us. The Legacy Plan and Restoration Plan were frozen to further benefit accruals as of December 31, 2003. Consequently, the information appearing in the column entitled “Number of Years Credited Service” does not reflect any subsequent employment service by Ms. Cassidy. The amounts reported in the “Present Value of Accumulated Benefit” column represent a financial calculation that estimates the cash value of the full pension benefit that has been earned by Ms. Cassidy. Such calculation is based on various assumptions, including assumptions on how long Ms. Cassidy will live and future interest rates. Additional details about the pension benefits disclosed for Ms. Cassidy follow the table. No payments were made to Ms. Cassidy under the Legacy Plan or the Restoration Plan during 2017.
Messrs. Wilson, Bot, Shurrock and Minetola do not participate in the Legacy Plan, the Restoration Plan or any other defined benefit pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Margaret K. Cassidy, Executive Vice President and General Counsel	Galileo & Worldspan U.S. Legacy Pension Plan	12.000(1)	496,903(3)	0
Margaret K. Cassidy, Executive Vice President and General Counsel	Galileo & Worldspan U.S. Legacy Restoration Plan	15.000(2)	218,032(2)(3)	0

(1)
Effective December 31, 2003, the Legacy Plan was frozen to further benefit accruals. Accordingly, the number of years reported in the “Number of Years Credited Service” column reflects Ms. Cassidy’s employment with us and our predecessors only through that date.

(2)
The “Number of Years Credited Service” figure reflects a special program for which Ms. Cassidy was eligible in 1999 that provided an additional three years of service and/or age under the Restoration Plan. For purposes of the “Present Value of Accumulated Benefit” calculation set forth in this table, we have added three years of service because it provides the greatest benefit at an assumed retirement age of 62. Effective December 31, 2003, the Restoration Plan was frozen to further benefit accruals.

(3)
The “Present Value of Accumulated Benefit” for Ms. Cassidy under both the Legacy Plan and Restoration Plan are based on the same assumptions as used in our consolidated financial statements for the year ended December 31, 2017 and included in our Annual Report on Form 10-K filed with the SEC on Febuary 20, 2018, including discount rates of 3.67%/3.61%; RP-2014 Employee/Healthy Annuitant Mortality Table (Gender Specific) adjusted to 2006 with generational mortality improvement projected using Scale MP-2017; payment at age 62, the earliest unreduced retirement age; and form of payment election (assuming 60% elect life annuity and 40% elect joint and 50% survivor annuity with spouse three years older).

Summary Information
Legacy Plan
Eligibility.   The Legacy Plan is a defined benefit pension plan covering substantially all U.S. employees hired on or before December 31, 2001, if a former Worldspan employee (a “Worldspan participant”), or hired on or before April 30, 2003, if a former Galileo employee (a “Galileo participant”). Ms. Cassidy is a Worldspan participant.
History.   Prior to January 1, 2008, the Legacy Plan was named the Galileo International Employees’ Pension Plan (the “Galileo Plan”). Effective January 1, 2008, the Worldspan Employees’ Pension Plan (the “Worldspan Plan”) merged into the Galileo Plan, and, effective April 1, 2008, the name of the Galileo Plan was changed to the Galileo & Worldspan U.S. Legacy Pension Plan. Both the Galileo Plan and the Worldspan Plan were frozen before the plan merger, and no additional benefits accrued after the freeze date. Pension benefits under the Legacy Plan are limited in accordance with the provisions of the Code governing tax-qualified pension plans.
Service.   Under the Worldspan Plan, service began on the participation date and ended on December 31, 2003, the date the Worldspan Plan was frozen. This is the service credited to Ms. Cassidy under the Legacy Plan.
Normal Retirement Date.   Normal retirement date is the first day of the month coincident with or next following attainment of age 65 and five years of service.
Early Retirement Option.   The Legacy Plan provides an early retirement option that is currently available to Ms. Cassidy. A participant between the ages of 52 and 62 with at least 10 years of service may begin a benefit reduced by 4% per year prior to age 62, with no reduction between age 62 and the normal retirement date of age 65. If early retirement payments begin prior to age 62, the Social Security benefit is assumed to be zero until age 62, and an additional benefit is paid from the Legacy Plan until age 62.

Benefit Calculation.   For Worldspan participants, including Ms. Cassidy, the amount of the annual benefit to be paid in monthly installments for life, at normal retirement, is based on service and eligible compensation as of December 31, 2003. The benefit formula under the Worldspan Plan is 60% of average monthly compensation multiplied by a fraction, not greater than one, the numerator of which is the participant’s benefit (credited) service in years and the denominator of which is 30, minus any applicable affiliate plan benefit, minus 50% of estimated Social Security benefit, but in no event will the reduction for the estimated Social Security benefit exceed 30% of average monthly compensation, multiplied by a fraction, not greater than one, the numerator of which is the participant’s benefit service in years and the denominator of which is 30.
Compensation.   Eligible compensation taken into account in calculating the Legacy Plan benefit includes base pay and bonuses but does not include non-cash remuneration, long term incentive pay and certain other types of pay.
Forms of Payment.   The benefit formula detailed above describes the Legacy Plan benefit in terms of a single life annuity. Participants are eligible to receive their benefits in other payment forms, however, including joint and survivor annuities, period certain annuities and level income payments. No matter which form of payment a participant may select, each has the same actuarially equivalent value.
Restoration Plan
The Restoration Plan provides benefits to certain Legacy Plan participants, including Ms. Cassidy, that were not payable from the Legacy Plan because of limitations under the Code. The Restoration Plan was also frozen to further benefit accruals as of December 31, 2003. In accordance with a special retention program offered by Worldspan in 1999 to certain employees, Ms. Cassidy is eligible for an additional three years of service and/or age under the Restoration Plan.

Non-qualified Deferred Compensation in 2017
All amounts disclosed in this table relate to our Travelport Officer Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows certain executives in the US to defer a portion of their compensation until a later date (which can be during or after their employment) and to receive an employer match on their contributions. In 2017, this compensation included base salary, deal/transaction bonuses, discretionary bonuses and annual bonuses, and the employer match was 100% of employee contributions of up to 6% of the relevant compensation amount. Each participant can elect to receive a single lump payment or annual installments over a period up to 10 years.
In contrast to the Summary Compensation Table and other tables that reflect amounts paid in respect of fiscal year 2017, the table below reflects deferrals and other contributions occurring in 2017 regardless of the year for which the compensation relates, i.e.the amounts below include amounts deferred in 2017 in respect of 2016 but not amounts deferred in 2018 in respect of 2017. Ms. Cassidy elected to defer a portion of her bonus in respect of 2017, but since the payment of this bonus was made in March 2018, it is not reflected in the chart below, which only includes deferrals made in 2017.
Messrs. Wilson, Bot and Shurrock are not eligible to participate in the Deferred Compensation Plan because they are UK employees, and they do not participate in any other deferred compensation plan. Therefore, they are not included in the chart below.
Name	Beginning Balance at Prior Fiscal Year (“FY”) End (“FYE”) (12/31/2016) ($)	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/2017) ($)
Matthew Minetola, Executive Vice President and Chief Information Officer	4,827	0	0	946	0	5,773
Margaret K. Cassidy, Executive Vice President and General Counsel	0	0	0	0	0	0
Potential Payments Upon Termination of Employment and/or Change in Control
The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our Named Executive Officers would be entitled upon termination of employment on December 31, 2017.
Current	Cash Severance Payment ($)	Continuation of Certain Benefits (Present Value) ($)	Acceleration and Continuation of Equity(1) ($)	Total Termination Benefits ($)
Gordon A. Wilson
Voluntary retirement	0	0	0	0
Involuntary termination	3,822,506	0	6,470,944	10,293,450
Change in Control (CIC)	0	0	0	0
Involuntary or good reason termination after CIC	3,822,506	0	7,711,497	11,534,003
Bernard Bot
Voluntary retirement	0	0	0	0
Involuntary termination	0	0	2,639,055	2,639,055
Change in Control (CIC)	0	0	0	0
Involuntary or good reason termination after CIC	0	0	2,970,811	2,970,811

Current	Cash Severance Payment ($)	Continuation of Certain Benefits (Present Value) ($)	Acceleration and Continuation of Equity(1) ($)	Total Termination Benefits ($)
Stephen Shurrock
Voluntary retirement	0	0	0	0
Involuntary termination	0	0	2,308,879	2,308,879
Change in Control (CIC)	0	0	0	0
Involuntary or good reason termination after CIC	0	0	2,669,357	2,669,357
Mathew Minetola
Voluntary retirement	0	0	0	0
Involuntary termination	802,500	18,000	1,482,648	2,303,148
Change in Control (CIC)	0	0	0	0
Involuntary or good reason termination after CIC	802,500	18,000	1,761,000	2,581,500
Margaret K. Cassidy
Voluntary retirement	0	0	0	0
Involuntary termination	700,000	20,501	159,990	880,491
Change in Control (CIC)	0	0	0	0
Involuntary or good reason termination after CIC	700,000	20,501	874,632	1,595,133

(1)
Based on the closing price of our common shares on December 29, 2017.

Accrued Pay and Regular Retirement Benefits.   The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to our salaried employees generally upon termination of employment, such as:
•
accrued base salary and vacation pay (if applicable);

•
earned but unpaid bonuses; and

•
distributions of plan balances under our 401(k) plan or other defined contribution plans, including, for example, the plans in which our UK executive officers participate.

Pension Benefits.   The amounts shown in the table above do not include defined benefit pension plan payments to Ms. Cassidy under our frozen qualified (the Legacy Plan) and non-qualified (the Restoration Plan) US pension plans. These amounts are shown in the Pension Plan Benefits in 2017 table above.
Deferred Compensation.   The amounts shown in the table above do not include distributions of plan balances under our Deferred Compensation Plan. Those amounts are shown in the Non-qualified Deferred Compensation in 2017 table above.
Death and Disability.   A termination of employment due to death or disability does not entitle the Named Executive Officers to any payments or benefits that are not available to salaried employees generally, except Ms. Cassidy is entitled to pro-rata target bonus for the year of termination plus 12 months of continued health and welfare benefits and life insurance at active employee rates.
Exercise of Stock Options.   Our executives generally may exercise all or any part of the vested portion of the stock options granted to them by the Company at any time prior to the earliest of   (a) the tenth anniversary of the date of the effective date of the grant of stock options; (b) the date of an executive’s termination for cause or violation of any of the provisions of restrictive covenants with the Company; (c) 30 days following an executive’s voluntary resignation (which does not include a constructive termination, if applicable); or (d) 90 days following the date of an executive’s termination for any other reason, in each case subject to the terms of the Omnibus Equity Plan and the applicable award agreement.

Involuntary and Constructive Termination and Change-in-Control Severance Pay.
Certain of our Named Executive Officers are entitled to severance pay and benefits in the event that their employment is terminated by us without cause or, in the case of Messrs. Wilson, Bot and Shurrock, a resignation due to fundamental breach of contract or, in the case of Ms. Cassidy, due to a constructive termination. The amounts shown in the table above are for such “involuntary or constructive terminations” and are based on the following assumptions and provisions in the relevant agreements:
•
Covered terminations generally. Eligible terminations include an involuntary termination for reasons other than cause, or, as applicable, a voluntary resignation by the executive as a result of a fundamental breach of contract or constructive termination. The terms cause and constructive termination applied to our Named Executive Officers are defined in the relevant equity award agreement, except in the case of Ms. Cassidy, as they are defined in her employment agreement.

•
Covered terminations following a Change in Control. Eligible terminations include an involuntary termination for reasons other than cause, or, as applicable, a voluntary resignation by the executive as a result of a fundamental breach of contract or constructive termination following a change in control.

•
Cash severance payment. For Mr. Wilson, this represents a cash severence payment of two times the sum of his base salary and target bonus. For Mr. Minetola and Ms. Cassidy, this represents a cash severance payment of one times his or her base salary plus pro-rata target bonus for 2017. We are also required to give Messrs. Wilson, Bot and Shurrock 12 months of notice or pay in lieu of notice, which is not reflected in the table above. In the case of Mr. Minetola and Ms. Cassidy, he or she must execute, deliver and not revoke a separation agreement and general release (“Separation Agreement”) in order to receive these benefits.

•
Continuation of health, welfare and other benefits (Mr. Minetola and Ms. Cassidy only). Represents our cost of outplacement (Mr. Minetola and Ms. Cassidy) and continued life insurance at active employee rates for 12 months (Ms. Cassidy only), subject to the execution, delivery and non-revocation of the Separation Agreement.

•
Acceleration and continuation of equity awards. For the outstanding grants of RSUs, PSUs and stock options granted while an executive officer, upon a termination by us without cause, our Named Executive Officers receive pro-rata vesting (in the case of RSUs and stock options, since the last vesting date) for time served plus an additional 12 months, with PSUs based on the actual EPS result (which, for purposes of the table above, uses an interpolation between target and stretch for grants of PSUs in 2016 and 2017 (173% for PSUs granted in 2016 and 107% for PSUs granted in 2017), as reflected in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017). In addition, upon termination without cause or as a result of a constructive termination, in either case following a change in control, our Named Executive Officers will vest in all previously unvested and outstanding RSUs, PSUs (at target) and stock options. Finally, any accelerated vesting of outstanding equity awards is subject to the executive’s execution of a suitable separation agreement and general release.

•
Payments Upon Change in Control Alone. The change in control provisions in the current employment agreements and equity award agreements relating to outstanding awards for our Named Executive Officers do not provide for any special vesting upon a change in control alone, and severance payments are made only if the executive suffers a covered termination of employment.

Compensation of Directors
All of our current non-employee directors receive compensation for their service as a director, and all of our directors receive reimbursement of expenses incurred from their attendance at meetings of our Board and other Company-related meetings. Directors who are also our employees (only Mr. Wilson) receive no separate compensation for service on the Board.
Our Board has adopted a compensation program for our non-employee directors (the “Independent Director Compensation Policy”). Pursuant to the Independent Director Compensation Policy, certain members of our Board who are not our employees receive the following cash compensation for service as a Board member, as applicable:

•
$75,000 per year for service as a Board member (other than the Chairman of the Board);

•
$25,000 per year for service as chairperson of the Audit Committee and $20,000 per year for service as chairperson of the Compensation Committee or the Nominating and Corporate Governance Committee; and

•
$10,000 per year for service as a member of each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

In addition, pursuant to the Independent Director Compensation Policy, our current non-employee directors (other than the Chairman of the Board) receive annual, automatic and non-discretionary grants of RSUs (with one-year cliff vesting) with grant date value of $125,000.
As compensation for his service as Chairman of our Board, Mr. Steenland receives $150,000 per year payable in cash and $325,000 payable in RSUs with one-year cliff vesting, which is inclusive of his services on any committees. In addition, Ms. Buse receives an additional $125,000 per year payable in cash for her service on the board of directors of eNett, our majority-owned subsidiary.
Our Independent Director Compensation Policy provides that the equity awards to non-employee directors shall be granted under, and shall be subject to, the terms and provisions of our Omnibus Equity Plan and shall be granted subject to the execution and delivery of award agreements. Our non-employee directors have the right to defer delivery of common shares upon vesting of RSUs until they leave our Board of Directors.
It is expected that each non-employee director shall own common shares equal in value to three times the annual Board cash retainer, except in the case of the Chairman of the Board, whose ownership of common shares shall be equal to four times the annual Board cash retainer. The Compensation Committee shall periodically review the share ownership guidelines for non-employee directors. Generally, each non-employee director has five years from the date they become subject to the guidelines to meet the applicable ownership threshold.
The following table contains compensation information for our non-employee directors for the year ended December 31, 2017:
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Douglas M. Steenland, Chairman	150,000	325,000	475,000
Elizabeth L. Buse, Director	218,000(3)	125,000	343,000
Douglas A. Hacker, Director	105,000	125,000	230,000
Michael J. Durham, Director	100,000	125,000	225,000
Steven R. Chambers, Director	85,000	125,000	210,000
Scott E. Forbes, Director	85,000	125,000	210,000
John B. Smith, Director	70,708(4)	125,000	195,708

(1)
Reflects all fees paid to our non-employee directors with respect to 2017 but does not include travel or other business-related reimbursements.

(2)
As with the Stock Awards (share awards) set forth in the Summary Compensation Table above, and consistent with footnote (2) to that table, amounts included in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Dividends on equity held by our directors are not separately reported in this table.

(3)
Ms. Buse was appointed to the Compensation Committee effective March 14, 2017, and, therefore, her fee for service on that Committee was prorated for 2017. The fees for Ms. Buse in this column include the cash fees paid to her for her service on our Board and Committees, as well as for her service on the board of eNett.

(4)
Mr. Smith joined our Board effective March 1, 2017, and therefore the cash fee paid to him was pro-rated for 2017.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of Gordon Wilson, our President and CEO:
For 2017, our last completed fiscal year:
•
the annual total compensation of our median employee was $83,338; and

•
the annual total compensation of our CEO was $6,272,234.

Based on this information, for 2017, the ratio of the annual total compensation of Mr. Wilson, our President and Chief Executive Officer, to the annual total compensation of the median employee was 75 to 1.

To identify the median employee, as well as to determine the annual total compensation of the median employee, we used the following methodology, material assumptions, adjustments and estimates:
•
Consistent with our global operations, we maintain multiple payroll systems, which generally are centralized for each of several global regions, and maintain a centralized human resources information system for all employees except for some of our consolidated but not wholly-owned subsidiaries.

•
We determined that, as of November 1, 2017, our employee population, including employees of our consolidated but not wholly-owned subsidiaries (but excluding our CEO), consisted of 4,140 individuals, with 37% of these individuals located in the US, 20% located in the UK, and the remainder spread across 44 other countries. These figures do not include three employees who work an irregular and intermittent schedule with no standard rate of earnings, which represent less than 1% of our total workforce.

•
We selected November 1, 2017, which is within the last three months of 2017, as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations.

•
Because of the complexity of compensation programs for our global workforce, we identified the median employee based on the annual base salary rate in effect for all of our employees (as explained above) as of November 1, 2017. We did not make any cost-of-living adjustments in identifying the median employee.

•
We consistently applied this compensation measure to all employees (other than the CEO) in the employee population and, we determined that the median employee was a full-time, salaried employee located in the US, with an annual base salary rate of  $77,808 as of November 1, 2017.

•
We intend to use this consistently applied compensation measure to compute our CEO Pay Ratio going forward.

•
With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $83,338. The median employee’s annual total compensation consists of actual salary paid during 2017 (instead of the employee’s base salary rate at November 1, 2017) of  $76,726, as well as an incentive of $1,704 paid during 2017. In addition, total compensation of the median employee includes Company matching contributions to the 401(k) plan of  $4,706 and Company-provided life insurance valued at $202.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common shares as of April 20, 2018 with respect to:
•
each beneficial owner of more than 5% of our issued and outstanding common shares;

•
each of our executive officers;

•
each of our directors; and

•
all of our directors and our executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be issued and outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated common shares. Unless otherwise noted, the address of each beneficial owner is Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom.
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
BlackRock, Inc.(1)	15,870,875	12.59%
Elliott Associates, L.P. and affiliated entities(2)	8,042,484	6.38%
Gordon A. Wilson(3)	1,150,831	*
Bernard Bot	23,286	*
Matthew Minetola(4)	117,192	*
Stephen Shurrock(5)	55,177	*
Robert Bailey	—	*
Margaret Cassidy(6)	41,476	*
Rosemary Thomson(7)	9,849	*
Douglas M. Steenland(8)	91,005	*
Elizabeth L. Buse(9)	35,002	*
Steven R. Chambers(10)	23,384	*
Michael J. Durham(11)	45,002	*
Scott E. Forbes(12)	14,136	*
Douglas A. Hacker(13)	50,627	*
John B. Smith(14)	9,178	*
All directors and executive officers as a group (14 individuals)	1,666,145	1.32%

*
Less than 1%

(1)
Based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 9, 2018. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Includes shares beneficially held by Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc., based solely on the Schedule 13D filed jointly by Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. with the SEC on March 26, 2018. The address of Elliott Associates, L.P. is c/o Elliott Management Corporation, 40 West 57th Street, New York, NY 10019.

(3)
Includes 256,394 time-vested non-qualified stock options that are vested and exercisable within 60 days of April 20, 2018.

(4)
Includes 83,790 time-vested non-qualified stock options that are vested and exercisable within 60 days of April 20, 2018.

(5)
Includes 43,335 time-vested non-qualified stock options that are vested and exercisable within 60 days of April 20, 2018.

(6)
Includes 19,583 time-vested non-qualified stock options that are vested and exercisable within 60 days of April 20, 2018.

(7)
Includes 7,932 time-vested non-qualified stock options that are vested and exercisable within 60 days of April 20, 2018.

(8)
Includes 23,862 time-vested RSUs that will vest on June 16, 2018 and 23,466 time-vested RSUs that are vested, in each case, the receipt of which has been deferred until Mr. Steenland’s termination of service.

(9)
Includes 9,178 time-vested RSUs that will vest on June 16, 2018 and 9,025 time-vested RSUs that are vested, in each case, the receipt of which has been deferred until Ms. Buse’s termination of service.

(10)
Includes 9,178 time-vested RSUs that will vest on June 16, 2018 and 9,025 time-vested RSUs that are vested, in each case, the receipt of which has been deferred until Mr. Chambers’s termination of service.

(11)
Includes 9,178 time-vested RSUs that will vest on June 16, 2018.

(12)
Includes 9,178 time-vested RSUs that will vest in June 16, 2018.

(13)
Includes 9,178 time-vested RSUs that will vest on June 16, 2018 and 9,025 time-vested RSUs that are vested, in each case, the receipt of which has been deferred until Mr. Hacker’s termination of service.

(14)
Includes 9,178 time-vested RSUs that will vest on June 16, 2018.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about our common shares that may be issued upon the exercise of options and restricted share units (time-based and performance-based) under our existing equity compensation plans as of December 31, 2017:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Share Units	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excluding Restricted Share Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(c)
Equity compensation plans approved by security holders(a)	5,889,106	$13.944	7,428,577
Equity compensation plans not approved by security holders(b)	764,088	$12.044	2,276,298
Total	6,653,194	$13.508	9,704,875

(a)
Includes the following options and other awards granted under the Travelport Worldwide Limited Amended and Restated 2014 Omnibus Incentive Plan, which was approved by our shareholders in June 2016. These figures have been adjusted to reflect the expected 196% vesting of certain PSUs granted between September and December 2015 based on aggregate EPS results for 2016 and 2017.

Options	1,800,978
RSUs	1,424,051
PSUs	2,664,077
Total	5,889,106

(b)
Includes the following options and other awards granted under the Travelport Worldwide Limited 2013 Equity Plan, which was established prior to our IPO.

Options	538,589
RSUs	45,957
PSUs	11,290
Total	595,836

Also includes the following awards granted under the Travelport Worldwide Limited 2015 MTT Incentive Plan (the “MTT Plan”), which was established pursuant to an exemption from approval by security holders under the NYSE rules. These figures have been adjusted to reflect the expected 0% vesting (and forfeiture) of the 2017 tranche of the PSUs granted under the MTT Plan.
RSUs	80,068
PSUs	88,184
Total	168,252

The weighted average remaining contractual term of options outstanding as of December 31, 2017 (including options granted under equity compensation plans approved by security holders) was 6.66 years.
(c)
The shares available for grant under plans not approved by shareholders includes 300,853 common shares available for issuance under the Travelport Worldwide Limited 2013 Equity Plan and 1,975,445 common shares available for issuance under the Travelport Worldwide Limited 2014 Employee Share Purchase Plan. No additional common shares are available for issuance under the MTT Plan. The Travelport Worldwide Limited 2013 Equity Plan, the Travelport Worldwide Limited Amended and Restated 2014 Omnibus Incentive Plan and the Travelport Worldwide Limited 2014 Employee Share Purchase Plan are more fully described in Note 17 — “Equity-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018. The MTT Plan is substantially the same as the Travelport Worldwide Limited Amended and Restated 2014 Omnibus Incentive Plan other than the MTT Plan was created specifically to issue restricted share unit awards to certain executives of MTT in the context of our acquisition of MTT in July  2015.

RELATED PARTY TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
Our Audit Committee is responsible for the review, approval or ratification of  “related-person transactions” between us or our subsidiaries and related persons. “Related person” refers to a person or entity who is, or at any point since the beginning of the last fiscal year was, a director, officer, nominee for director, or 5% shareholder of us and their immediate family members. Our Audit Committee has adopted a Related Parties Transaction Policy regarding the approval of related-person transactions. The Audit Committee applies its review procedures as a part of its standard operating procedures.
As a general matter, under our Related Party Transactions Policy, related-party transactions where the amount involved could reasonably be expected to exceed $120,000 in any calendar year and material amendments or modifications of any such transaction are submitted to the Audit Committee for review and approval before the transaction is consummated. If advance approval of a related-person transaction is not obtained, then the transaction must be submitted to the Audit Committee for ratification, as soon as reasonably practicable, but in any event, at the Audit Committee’s next regularly scheduled meeting. If the Audit Committee does not ratify a related-person transaction that has been consummated without its approval, the Audit Committee will, in consultation with our General Counsel, consider whether additional action is necessary, such as terminating the transaction on a prospective basis, rescinding or modifying it in a manner that would facilitate ratification by the Audit Committee.
In the course of its review and approval or ratification of a related-person transaction, as provided in the Audit Committee’s charter and under our Related Party Transactions Policy, the Audit Committee considers:
•
the nature of the related-person’s interest in the transaction;

•
the material terms of the transaction, including the amount involved and type of transaction;

•
the importance of the transaction to the related person and to us;

•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•
any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee at which the transaction is considered.

REPORT OF THE AUDIT COMMITTEE
Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing independent audits of the Company’s consolidated financial statements and on the effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon.
In performing its oversight function, the Audit Committee discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed under the rules adopted by the PCAOB.
In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required from the independent auditors by applicable requirements of the PCAOB.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the evaluations of the Company’s internal controls.
Based on the reviews and discussions referred to above and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee also has recommended the selection of the Company’s independent auditors for fiscal year 2018.
THE AUDIT COMMITTEE
Michael Durham, Chairman
Scott Forbes
Douglas Hacker

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act. Based solely on that review, we believe that during 2017, all filings required to be made under Section 16(a) were timely made in accordance with the requirements of the Exchange Act.
SHAREHOLDER ENGAGEMENT
We regularly conduct engagement and outreach efforts in order to communicate with existing and prospective shareholders, lenders, research analysts, rating agencies, governance firms and others. In 2017, our key engagement activities included numerous group and one-on-one investor meetings, conference calls following each of our quarterly earnings releases and presentations at various investor conferences. Numerous members of management, in addition to our Chief Executive Officer and Chief Financial Officer, participated in these activities, each of which contained opportunities for shareholders and other constituents to ask questions and provide feedback to management.
Our Investor Relations department is the key point of contact for shareholder interaction with the Company. Shareholders and other interested parties may access investor information about us through our website at www.travelport.com. The Investor Relations department coordinates institutional investor meetings with management, appearances at investor conferences and our quarterly earnings calls.

PROPOSALS TO BE VOTED ON AT MEETING
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
The Board has nominated Messrs. Steenland, Chambers, Durham, Forbes, Hacker, Smith and Wilson and Ms. Buse to be elected at the Meeting to serve as directors for a one-year term ending at the 2019 annual general meeting of shareholders or until his or her successor is duly elected or appointed or until his or her office is otherwise vacated. All of the nominees for director are incumbent nominees and were each elected for one-year terms at the 2017 annual general meeting of shareholders. For certain information regarding each nominee, see “Board of Directors—Biographical Information for Nominees” above.
Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee should become unavailable to serve, proxies may be voted for another person nominated as an alternative by the Board, or a vacancy on the Board may exist until the Board appoints a person as a director to fill such vacancy or the Board may reduce the number of directors on the Board in accordance with the bye-laws to eliminate such vacancy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH NOMINEE AS A DIRECTOR.

PROPOSAL NO. 2:
APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION
The Audit Committee of the Board has recommended and asks that you appoint Deloitte LLP as independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 2018 and authorize the Audit Committee to determine the independent auditors’ remuneration. According to Bermuda law, an auditor is appointed for a one-year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.
The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment and to authorize the Audit Committee to determine the independent auditors’ remuneration. If an auditor is not appointed by a majority of the votes cast at the Meeting, the Audit Committee will appoint Deloitte LLP as the independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 2018, and the Audit Committee will determine the independent auditors’ remuneration. Abstentions will have no effect on the outcome of this proposal.
Independent Registered Public Accounting Firm
Deloitte LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2017. A representative of Deloitte LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of shareholders.
Principal Accounting Firm Fees.   Fees billed to us by Deloitte LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), during the years ended December 31, 2017 and 2016 were as follows:
Audit Fees.   The aggregate fees billed for the audit of our annual consolidated financial statements for the years ended December 31, 2017 and 2016, the reviews of the unaudited consolidated condensed financial statements included in our Quarterly Reports on Form 10-Q and statutory audits were $2.8 million and $4.0 million, respectively.
Audit-Related Fees.   The aggregate fees billed for audit-related services were $0.1 million and $0.3 million for the years ended December 31, 2017 and 2016, respectively. These fees relate primarily to audits of employee benefit plans, reviewing internal controls and other attest services primarily for comfort letters and consents related to SEC and other registration statements.
Tax Fees.   The aggregate fees billed for tax services during the years ended December 31, 2017 and 2016 were $1.0 million and $1.9 million, respectively. These fees relate to tax compliance, tax advice and tax planning for the years ended December 31, 2017 and 2016.
Other Fees.   Other than the aforementioned fees, there were no other fees charged to us by Deloitte LLP during 2017 and 2016.
Our Audit Committee considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities’ independence. Our Audit Committee also adopted a policy prohibiting Travelport from hiring the Deloitte Entities’ personnel at the manager or partner level, who have been directly involved in performing auditing procedures or providing accounting advice to us, in any role in which such person would be in a position to influence the contents of our financial statements. Our Audit Committee is responsible for appointing our independent auditors and approving the terms of the independent auditors’ services. Our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors, as described below.
All services performed by the independent auditors in 2017 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its December 7, 2016 meeting. This policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure

Categories”) that the independent auditors may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) anticipated to be performed by the independent auditor in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, except for de minimis amounts under certain circumstances as described below, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings may be delegated to one or more members of the Audit Committee. The member or members of the Audit Committee to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. Services provided by the Deloitte Entities during 2017 and 2016 under this provision were approximately $0 million for each of these years.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF DELOITTE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018 AND AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION.

PROPOSAL NO. 3:
ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve a non-binding advisory resolution to approve the compensation of its Named Executive Officers as follows:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, and any related material disclosed in this proxy statement, is hereby APPROVED.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers, as described in this Proxy Statement.
Our executive compensation program is tied directly to the performance of our business using measures we believe indicate the success of our business to ultimately create value for our shareholders. As described in the Compensation Discussion and Analysis section of this Proxy Statement, we have strived to create an executive compensation program that provides both short-term and long-term payments and awards, in order to:
•
attract and retain talent from within the highly competitive global marketplace;

•
ensure a performance-based delivery of pay that aligns our Named Executive Officers’ rewards with our shareholders’ interests;

•
compensate our Named Executive Officers in a manner that incentivizes them to manage our business to meet our long-term objectives;

•
compensate our Named Executive Officers in a manner commensurate with their and our performance; and

•
promote a long-term commitment to us.

We believe that the 2017 compensation for our Named Executive Officers is consistent with this philosophy. In addition, we believe our emphasis on performance-based compensation, mixed between short and long-term incentives, further aligns our executives’ interests with our shareholders’ interests. Please read our Compensation Discussion and Analysis for a more detailed explanation of our executive compensation program and practices.
This vote is advisory only and, therefore, it will not be binding on the Company, the Compensation Committee or our Board, nor will it overrule any prior decision or require the Board or the Compensation Committee to take any action. However, the Compensation Committee and our Board value the opinions of our shareholders and to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, the Compensation Committee and our Board will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

Shareholder Proposals for 2019 Annual General Meeting
Proposals received from shareholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Shareholder proposals are eligible for consideration for inclusion in the proxy statement for the 2019 annual general meeting of shareholders if they are received by the Company on or before March 29, 2019. Any proposal should be directed to the attention of the Corporate Secretary, Travelport Worldwide Limited, Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of shareholder proposals under the Company’s bye-laws. In order for a proposal to be “timely” under the Company’s bye-laws, it must be received not less than ninety (90) days (i.e., March 29, 2019) nor more than one hundred and twenty (120) days (i.e., February 27, 2019) before the anniversary date of the immediately preceding annual general meeting of shareholders; provided, however, in the event that the annual general meeting of shareholders is called for on a date that is greater than thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual general meeting of shareholders was mailed or such public disclosure of the date of the annual general meeting of shareholders was made, whichever occurs first. Shareholder proposals should be in the proper written form required by our bye-laws.
In addition, Section 79 of the Companies Act 1981, as amended, of Bermuda provides that shareholders representing either (i) 5% or more of the total voting rights eligible to vote at the annual general meeting at the date the notice is given to the Company or (ii) not less than 100 shareholders may propose any resolution which may be properly moved at the annual general meeting. Upon timely receipt of notice, we will, at the expense of the shareholder(s) proposing the resolution, give our shareholders entitled to receive notice of the next annual general meeting of shareholders notice of the proposed resolution. Subject to the preceding paragraph, to be timely, the proposal must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate, at the expense of the shareholder(s), a statement not exceeding 1,000 words with respect to any matter referred to in any proposed resolution or the business to be dealt with at the annual general meeting by providing notice deposited at our registered office not less than one week prior to the annual general meeting of shareholders.
Additional Information
Eliminating Duplicate Mailings.   If you share an address with other shareholders of the Company, you may receive notification that you are being sent only a single copy of proxy materials (including a copy of the proxy statement and the 2017 Annual Report on Form 10-K) or a single Notice, as applicable, unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected shareholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for shareholders and potential cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials or Notice, as applicable, please notify your broker if your Common Shares are held in a brokerage account or the Company if you hold registered Common Shares, and we will promptly deliver the requested materials. You can notify the Company by sending a written request to Travelport Worldwide Limited, Axis One, Axis Park, Langley, Berkshire, SL3 8AG, United Kingdom, Attention: Corporate Secretary or by calling +44-1753-288-000 and requesting the Investor Relations department.
Solicitation of Proxies.   The accompanying form of proxy is being solicited on behalf of the Board of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy materials, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of Common Shares. The Company has hired Broadridge Investor Communication Solutions, Inc. to aid in the solicitation of proxies. It is estimated that the fee for Broadridge will be approximately $11,000 plus reasonable out-of-pocket costs and expenses. Such fee will be paid by the Company.

By Order of the Board of Directors
ROCHELLE J. BOAS
Senior Vice President and Corporate Secretary
Dated: April 25, 2018

Appendix A: Reconciliations of Non-GAAP and GAAP Financial Measures and Definitions
In this Proxy Statement, we refer to Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share — diluted, which management considers to be performance measures. We also refer to Free Cash Flow, which is considered to be a liquidity measure. These measures are non-GAAP financial measures and should not be considered as alternatives to relevant GAAP financial measures. These measures may not be comparable to similarly named measures used by other companies. The presentation of these measures has limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. We refer you to our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 20, 2018 for additional information regarding our financial results, including non-GAAP financial measures discussed in this Proxy Statement.
The following table provides a reconciliation of net income to Adjusted Net Income, Adjusted Operating Income and to Adjusted EBITDA:
	Year Ended December 31,
(in $ thousands)	2017	2016	2015
Net income	$140,280	$15,046	$20,210
Adjustments:
Amortization of acquired intangible assets	40,854	47,095	71,567
Gain on sale of a subsidiary	(1,217)	—	—
Loss on early extinguishment of debt	5,366	4,333	—
Equity-based compensation and related taxes	34,739	31,788	28,875
Corporate and restructuring costs	24,998	38,772	19,226
Impairment of long-lived assets	1,763	11,152	—
Income from discontinued operations	(2,007)	—	—
Share of losses in equity method investments	—	—	671
Gain on sale of shares of Orbitz Worldwide	—	—	(6,271)
Other – non cash	(42,401)	17,646	(13,527)
Tax impact of adjustments and U.S. Tax Reforms	(21,201)	(11,338)	1,594
Adjusted Net Income	181,174	154,494	122,345
Adjustments:
Interest expense, net	117,001	145,313	157,442
Remaining provision for income taxes	53,431	41,091	25,532
Adjusted Operating Income	351,606	340,898	305,319
Adjustments:
Depreciation and amortization of property and equipment	163,756	162,314	162,661
Amortization of customer loyalty payments	74,651	71,137	67,047
Adjusted EBITDA	$590,013	$574,349	$535,027

The following table provides a reconciliation of Income per Share – Diluted to Adjusted Income per Share – Diluted:
	Year Ended December 31,
(in $)	2017	2016	2015
Income per share – diluted	$1.13	$0.13	$0.13
Per share adjustments to net income to determine Adjusted Income per Share – diluted	0.31	1.10	0.87
Adjusted Income per Share – diluted	$1.44	$1.23	$1.00

A-1

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow:
	Year ended December 31,
	2017	2016	2015
Net cash provided by operating activities	$317,662	$299,019	$262,223
Less: capital expenditures on property and equipment additions	(117,514)	(107,460)	(106,095)
Free Cash Flow	$200,148	$191,559	$156,128

The following table provides a reconciliation of Net Debt:
(in $ thousands)	December 31, 2017	December 31, 2016
Current portion of long-term debt	$64,291	$63,558
Non-current portion of long-term debt	2,165,722	2,281,210
Total debt	2,230,013	2,344,768
Less: Cash and cash equivalents	(122,039)	(139,938)
Net Debt	$2,107,974	$2,204,830

Definitions
“Adjusted EBITDA” is defined as Adjusted Net Income (Loss) excluding depreciation and amortization of property and equipment, amortization of customer loyalty payments, interest expense, net (excluding unrealized gains (losses) on interest rate derivative instruments), and related income taxes.
“Adjusted Income (Loss) per Share – Diluted” is defined as Adjusted Net Income (Loss) for the period divided by the weighted average number of dilutive common shares.
“Adjusted Net Income (Loss)” is defined as net income (loss) excluding amortization of acquired intangible assets, gain (loss) on early extinguishment of debt, share of losses in equity method investments and items that are excluded under our debt covenants, such as gain on sale of shares of Orbitz Worldwide, gain (loss) on the sale of a subsidiary, income (loss) from discontinued operations, non-cash equity-based compensation, certain corporate and restructuring costs, non-cash impairment of long-lived assets, certain litigation and related costs and other non-cash items such as unrealized foreign currency gains (losses) on earnings hedges, and unrealized gains (losses) on interest rate derivative instruments, along with any income tax related to these exclusions. The impact of U.S. Tax Reforms has been excluded when determining Adjusted Net Income for the year ended December 31, 2017.
“Adjusted Operating Income (Loss)” is defined as Adjusted EBITDA less depreciation and amortization of property and equipment and amortization of customer loyalty payments.
“Free Cash Flow” is defined as net cash provided by (used in) operating activities, less cash used for additions to property and equipment.
“Net Debt” is defined as total debt comprising of current and non-current portion of long-term debt minus cash and cash equivalents.
“Total Shareholder Return” represents total return on a company’s common shares to an investor over a period of time and has been calculated by dividing the increase or decrease in the value of the Company’s common shares over a period of time, assuming the dividends declared during the period are reinvested to purchase additional common shares of the Company, by the Company’s share value at the beginning of the period.”
“Travel Commerce Platform revenue” is comprised of our Air revenue and Beyond Air revenue and excludes our Technology Services revenue.
A-2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E46595-P08240

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TRAVELPORT WORLDWIDE LIMITED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE46595-P08240For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !TRAVELPORT WORLDWIDE LIMITEDAXIS ONE, AXIS PARKLANGLEY, BERKSHIRE SL38AGUNITED KINGDOMVOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.TRAVELPORT WORLDWIDE LIMITEDThe Board of Directors recommends you vote FORthe following:1a. Douglas M. Steenland1b. Gordon A. Wilson1c. Elizabeth L. Buse1d. Steven R. Chambers1e. Michael J. Durham1f. Scott E. Forbes1g. Douglas A. Hacker1h. John B. Smith1. Election of DirectorsNominees: For Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.The Board of Directors recommends you vote FORproposals 2 and 3.2. The appointment of Deloitte LLP as the Company'sindependent auditors for the fiscal year endingDecember 31, 2018 and authorization of the AuditCommittee to determine the independent auditors'remuneration.3. Advisory approval of the compensation of the Company'snamed executive officers.

E46596-P08240Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.ADMISSION TICKETTravelport Worldwide Limited2018 Annual General Meeting of ShareholdersWednesday, June 27, 2018 2:00 p.m. Eastern TimeOffices of Kirkland & Ellis LLP601 Lexington AvenueNew York, New York 10022TRAVELPORT WORLDWIDE LIMITEDAnnual General Meeting of ShareholdersJune 27, 2018 2:00 PMThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Gordon A. Wilson and Rochelle J. Boas, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of TRAVELPORT WORLDWIDE LIMITED that the shareholder(s) is/are entitled to vote at theAnnual General Meeting of Shareholders to be held at 2:00 PM, Eastern Time on June 27, 2018, at the offices of Kirkland & Ellis LLP,601 Lexington Avenue, New York, New York 10022, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side